As filed with the Securities and Exchange Commission on August 24, 2021

Registration No. 333-252149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WETRADE GROUP INC
(Exact name of registrant as specified in its charter)

Wyoming	7389	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District,

Beijing City, People Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Ying Li, Esq. Louis Taubman, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2206

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, no par value (2)	$57,500,000	$6,273.25

(1)

Previously paid. The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)

We have granted the underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of shares of common stock to be offered by us pursuant to this offering (including the shares of common stock subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 24, 2021

WETRADE GROUP INC.

10,000,000 Shares of Common Stock

WeTrade Group Inc. is offering up to an aggregate of shares of its common stock with no par value. Prior to this offering, our common stock is quoted on the OTC Market under the symbol “WETG”. As of August 24, 2021, our stock price on the OTC Markets is $3.80, however, there has been no established public trading market for our common stock. We expect the offering price to be between $4.00 to $6.00 per share. Quotes on the OTC Markets may not be indicative of the market price on a national securities exchange. We have applied to list our shares of common stock on the Nasdaq Capital Market. This offering is contingent upon us listing our common stock on Nasdaq or another national exchange. There is no guarantee or assurance that our common stock will be approved for listing on the Nasdaq Capital Market or another national exchange.

This offering is being made on a firm commitment basis by the underwriter. We have agreed to grant the underwriter an option exercisable for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the shares offered in this offering for the purpose of covering over-allotments, if any, at the offering price less the underwriting discounts (the “Over-Allotment Option”). The underwriter expects to deliver the shares of common stock against payment as set forth under “Underwriting” on page 51.

We are a holding company incorporated in the state of Wyoming. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the People’s Republic of China, or “PRC” or “China”. Investors in our common stock should be aware that they may never directly hold equity interests in the Chinese operating entities, but rather purchasing equity solely in Wetrade Group Inc., our Wyoming holding company, which does not directly own substantially all of our business in China conducted by our subsidiaries. Our common stock offered in this offering are shares of our U.S. holding company instead of shares of our subsidiaries in China. Because of our corporate structure, we as well as the investors are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations.

There may be prominent risks associated with our majority of operations being in China. For example, as a U.S.-listed Chinese public company we may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our common stock. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Additionally, changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and the soon to be effective Data Security Law, may target the Company's corporate structure and impact our ability to conduct business in the PRC, accept foreign investments, or list on an U.S. or other foreign exchange. For a description of relevant PRC-related risks to this offering, see "Risk Factors - Risks Relating to Doing Business in the PRC" and "Risk Factors - Risks Related to this Offering."

Investing in our common stock involves a high degree of risk. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6.

We are an “emerging growth company” and a “smaller reporting company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company disclosure requirements in this prospectus and future filings. See “Prospectus Summary-Implications of Being an Emerging Growth Company.”

	Per Share of Common Stock	Total Without Over-Allotment Option(1)	Total With Full Over-Allotment Option
Assumed public offering price(2)	$5.00	$50,000,000	$57,500,000
Underwriter discounts(2)	$0.325	$3,250,000	$3,737,500
Proceeds to us, before expenses(2)	$4.675	$46,750,000	$53,762,500

(1)

We have agreed to give Univest Securities, LLC, as representative of the underwriters, a discount equal to six and half percent (6.5%) of the public offering price. We also have agreed to reimburse the underwriter for certain of their out-of-pocket expenses. See “Underwriting” for a description of these arrangements.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to This Offering.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the underwriter have authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus we have prepared. Neither we nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of common stock offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, results of operations, financial condition, and prospects may have changed since such date.

For investors outside of the United States: Neither we nor the underwriter have done anything that would permit the offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required other than in the United States. Persons outside of the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus including our financial statements and the related notes and management’s discussion and analysis incorporated herein by reference. You should also consider, among other things, the matters described under “Risk Factors” in each case appearing elsewhere in this prospectus.

Overview

We are a holding company incorporated in the state of Wyoming. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in China.

WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a micro-business cloud intelligence system called the “YCloud.” Our goal is to provide technical and auto-billing management services to micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis.

We provide technology services to both individual and corporate users. Through Yueshang Information Technology (Beijing) Limited, or Yueshang Beijing, we provide access to “YCloud” to our two customers, which are Zhuozhou Weijiafu Information Technology Limited (“Weijiafu”), a PRC technology company, which then provide “YCloud” services to individual and corporate micro-business owners and Changtongfu Technology (Hainan) Co Limited (“Changtongfu”), a PRC technology company, which provide “YCloud” services to individual and corporate business owners in the hotel and travel industries.

The market individual micro-business owners represent a potential of 330 million users by the year of 2023. (Source: iResrarch. http://xueqiu.com/8455183447/172404679?sharetime=2,2/22/2021). YCloud serves corporate users in multiple industries, including Yuetao Group, Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, and Zhongyanshangyue. We conduct business operations in mainland China and have established trial operations in Hong Kong. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms.

The main functions of the YCloud system are to manage users’ marketing relationships, CPS commission profit management, multi-channel data statistics, AI fission and management, and improved supply chain systems.

Currently, YCloud serves the micro business industry. We expect to expand the application of YCloud to tourism, hospitality, livestreaming and short video, medical beauty and traditional retail industries.

YCloud and Technology

We have utilized digitalization, electronic management, electronic data exchange, big data analysis, AI fission technology, revenue management and other technologies to form a strong coordination effect. We believe that our cloud technology enables us to develop a platform with better functionality for micro-business users in China. We have optimized our product using the tools and platforms best suited to serve our customers. Performance, functional depth and usability of our product drive our technology decisions and product development direction, which leads to our successful development of the YCloud system.

We believe that YCloud is the first global micro-business cloud intelligent internationalization system. It conducts multi-channel data analysis through the learning of big data and social recommendation relationships. It also provides users with AI fission and management systems and supply chain systems in order to increase the expansion of user groups. It focuses on solving the problem of new maintenance, supply chain CPS integration output, and enrich the functional needs of users. YCloud has four main functions and competitive advantages as follows:

Multiple integrated payment methods and payment analytics: the YCloud system provides micro-business owners with multiple payment methods such as Alipay, WeChat, and UnionPay. The total order amount is directly entered into the platform to collect funds in separate accounts. Using YCloud’s technology support, the micro-business owners offer multiple channels of payments to their customers, including Alipay, WeChat, and UnionPay. Meanwhile, YCloud assigns a bar code to merchandises that purchasers can then scan to pay, allowing purchasers to make payments both online and offline. This proprietary payment technology allows our customers to reduce labor costs and error rates, thus significantly improving data analysis.

During the year 2020, due to the impact of the COVID-19 outbreak, many companies, including businesses traditionally operating offline, from a wide range of industries, such as tourism, catering, entertainment or retail, have opted for a micro-business model to build sales channels through online social platforms and expand business opportunities. As a result of the COVID-19 outbreak, consumer demand shifted, which forced business owners to expand to new markets and be present on multiple social platforms. Through continuous research on the micro-business industry, and its understanding of the relationship between people and social relationships on social platforms, YCloud develops new technology designed to meet the ever changing demand of micro-business owners across all industries.

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Team management: the YCloud system utilizes user marketing relationship tracking and CPS commission revenue management tools.

AI fission and management: using intelligent robots to analyze user behavior, data sharing, purchase history, and other data, the YCloud system provides tailored recommendations and displays. For example, the YCloud system connects users’ behavior across multiple apps and platforms and makes automatic recommendations based on its analysis.

Supply chain system integration: the YCloud system applies cross-platform resource integration technology. The integration allows the multi-channel output of high-quality products and creates a seamless connection between suppliers and customers. The YCloud provides a complete supply chain system integrating supply, sales, finance, and service.

Revenue Model

In the business of providing technical services and solutions via a social e-commerce platform, we are committed to providing an international cloud-based intelligence system and independently developed the “YCloud” system. We aim to provide technical and auto-billing management services for micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis. Both Weijiafu and Changtongfu are in charge of the client profiles. Meanwhile, all YCloud users’ information is retained within YCloud system.

We derive our revenue from service fees charged for transactions conducted through YCloud. We receive 3.5% of the total Gross Merchandise Volume, or GMV, generated on the application platform as a service fee through our agreement with our customers (currently Weijiafu and Changtongfu). According to the agreements with customers, we provide access to YCloud to our customers; Weijiafu and Changtongfu then offer YCloud service to their respective clients. Each of Weijiafu and Changtongfu transfers to us 3.5% of the GMV generated on the application platform on a monthly basis. GMV is a term used in online retailing to indicate a total sales monetary-value for merchandise sold through a particular marketplace over a certain time frame. We generally settle the service fee with customers within the first ten days of each calendar month.

Other Pertinent Information

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” the “Company” and similar designations refer to:

●	WeTrade Group Inc (“WeTrade Group” when individually referenced), a Wyoming corporation;

●	Utour Pte Ltd. (“Utour” when individually referenced), a Singapore company and a wholly-owned subsidiary of WeTrade Group;

●	WeTrade Information Technology Limited (“WeTrade Technology” when individually referenced), a Hong Kong company and a wholly-owned subsidiary of WeTrade Group;

●	Yueshang Information Technology (Beijing)Limited (“Yueshang Beijing” when individually referenced), a PRC company and a wholly-owned subsidiary of WeTrade Technology;

●

Yueshang Group Network (Hunan) Co., Limited, (“Yueshang Hunan” when individually referenced), a PRC company and a wholly-owned subsidiary of Yueshang Beijing, which was incorporated on November 13, 2020.

●

Yueshang Technology Group (Hainan Special Economic Zone) Co. Limited (“Yueshang Hainan” when individually referenced), a PRC company and a wholly-owned subsidiary of Yueshang Beijing, which was incorporated on October 27, 2020.

●

WeTrade Digital (Beijing) Technology Co Limited (“WeTrade Beijing” when individually referenced), a PRC company and a wholly-owned subsidiary of Yueshang Beijing, which was incorporated in China on December 24, 2020.

●

Wuhu Yueshang Digital Information Technology Limited (“Wuhu Yueshang” when individually referenced), a PRC company and a wholly-owned subsidiary of Yueshang Beijing, which was incorporated in China on February 24, 2021. Wuhu Yueshang has no operations and has applied for summary deregistration on May 21, 2021 and is currently in the process of deregistration.

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Corporate Information

We were incorporated on March 28, 2019 as a Wyoming corporation under the name WeTrade Group, Inc. Our principal executive offices are located at No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China 100020; our telephone number is +86-135-011-76409. Our registered agent for service of process is Wyoming Registered Agent, 1621 Central Ave, Cheyenne, WY 82001. Our website is http://www.wetradegroup.net/. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our common stock.

Foreign Currency Translation

Our principal country of operations is the PRC. The accompanying consolidated financial statements are presented in US$. The functional currency of the Company is US$, and the functional currency of the Company’s subsidiaries is RMB. The consolidated financial statements are translated into US$ from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting translation adjustments are recorded as a component of shareholders’ equity included in other comprehensive income. Gains and losses from foreign currency transactions are included in profit or loss.

	Year Ended December 31,
	2020	2019

RMB: US$ exchange rate	6.84	7.01

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The balance sheet amounts, with the exception of equity, December 31, 2020 and December 31, 2019 were translated at 6.53 RMB and 6.96 RMB to $1.00, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to statements of operations and comprehensive income (loss) accounts for the year ended December 31, 2020 and year ended December 31, 2019 were 6.84 RMB and 7.01 RMB to $1.00, respectively. Cash flows were also translated at average translation rates for the year and, therefore, amounts reported on the statement of cash flows would not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. The transactions dominated in SGD are immaterial.

Risk Factor Summary

Investing in our common stock involves a high degree of risk. Below is a summary of material factors that make an investment in our common stock speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 6 of this prospectus and under similar headings in the other documents that are filed with the SEC, and incorporated by reference into this prospectus and any accompanying prospectus supplement for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

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Risks Relating to Our Business and Our Financial Condition

•	We currently only have two clients for the YCloud technology service. If we are unable to maintain the relationship with these two clients or engage with more clients, our business may be materially and adversely affected.

•	Our success depends on our ability to develop products and services to address the rapidly evolving market for SaaS and E-Commerce, financial, and marketing services, and, if we are not able to implement successful enhancements and new features for YCloud and our services, our business could be materially and adversely affected.

•	Our services must integrate with a variety of operating systems. If we are unable to ensure that our services or hardware interoperate with such operating systems, our business may be materially and adversely affected.

•	Interruption or failure of our own technology systems or those provided by third-party service providers whom we rely upon could impair our ability to provide products and services which could damage our reputation and harm our results of operations.

•	Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

•	Key employees are essential to expanding our business.

•	Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

•	We face increased competition as the barrier to entry the industry is relatively low and some of our competitors have significantly greater financial and marketing resources than we do.

•	Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

•	As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

•	Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

•	We may not maintain sufficient insurance coverage for the risks associated with our business operations

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Risks Relating to Doing Business in China

•	Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business.

•	We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

•	PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries.

•	Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

•	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

•	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

•	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

•	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

•	We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.

•	Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, may limit the ability of our PRC subsidiaries to distribute profits to us or may otherwise materially and adversely affect us.

•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

•	You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of shares of our common stock.

•	We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

•	You may have difficulty effecting service of legal process, enforcing judgments or bringing actions against us and our management.

•	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

•	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits

•

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

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Risks Relating to Our Common Stock and This Offering

•	Our common stock has a limited public trading market.

•	The offering price for our shares of common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

•	You will experience immediate and substantial dilution in the net tangible book value of our shares of common stock purchased.

•	We have no present intention to pay dividends.

•	The market price of our shares of common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

•	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock.

•	NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

•	We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges or to operate and issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval from the CSRC or CAC in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on a U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on a U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As of today, the company has all requisite permissions and we have not been denied any permission.

Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist our securities.

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Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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The Offering

Issuer:	WeTrade Group Inc.

Number of Shares of Common Stock Outstanding Prior to the Offering:	305,451,498 shares

Number of Shares of Common Stock to be Offered:	10,000,000 shares of common stock (excluding shares of common stock to be issued should the underwriter exercise its over-allotment option))

Price per Share:	$5.00

Over-Allotment Option:

We have granted to the underwriter the option, exercisable for 45 days from the date of closing of this offering, to purchase up to an additional 15% of the total number of shares of common stock to be offered by the Company in this offering.

Number of Shares of Common Stock to be Outstanding after the Offering:	315,451,498 shares of common stock, or 316,951,498 shares of common stock if the underwriter exercises its over-allotment option in full.

Gross Proceeds:	$50,000,000, or $57,500,000 if the underwriter exercises its over-allotment option in full, less underwriter discounts and estimated offering expenses. See “Underwriting.”

Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus starting on page 6 before deciding to invest in our common stock.

Use of Proceeds:	We intend to use the proceeds from this offering for software research and development and business expansion. See “Use of Proceeds” for more information.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Transfer Agent:	Globex Transfer LLC

Exchange:

We have applied to list our shares of common stock on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless our common stock is approved for trading on the Nasdaq Capital Market.

Lock-up

Our directors, officers and shareholders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock for a period of six months after the date of this prospectus. See “Underwriting” for more information.

Trading Symbol:	WETG

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RISK FACTORS

Before you decide to purchase our common stock, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly.

Risks Relating to Our Business and Our Financial Condition

Our independent auditors have issued an audit opinion for the Company which includes a statement describing our going concern status. Our financial status creates a doubt as to whether we will continue as an ongoing business.

As described in our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We currently only have two clients for the YCloud technology service. If we are unable to maintain the relationship with these two clients or engage with more clients, our business may be materially and adversely affected.

Currently, we have two clients, Weijiafu and Changtongfu, which have access to our YCloud technology and provide this technology in mainland China to micro-business owners and hotel business owners. Our agreements with Weijiafu and Changtongfu specify the commission we receive from each of Weijiafu and Changtongfu and the service we provide to them, which enables Weijiafu and Changtongfu to provide services to micro-business users and hotel business users in China. If either or both Weijiafu and Changtongfu choose to terminate their cooperation relationship with us, we will lose one or all of our clients and will have to seek a different partner to commercialize our YCloud technology. Therefore it could be materially temporary or permanently impact our business if for any reason we had to end the business relationship with either or both of Weijiafu and Changtongfu. We are planning to develop our client base in the coming years and engage with new companies similar to Weijiafu and Changtongfu to authorize our YCloud technology.

Our success depends on our ability to develop products and services to address the rapidly evolving market for SaaS and E-Commerce, financial, and marketing services, and, if we are not able to implement successful enhancements and new features for YCloud and our services, our business could be materially and adversely affected.

We expect that new services and technologies applicable to the industries in which we operate will continue to emerge and evolve. Rapid and significant technological changes continue to confront the industries in which we operate, including developments in WeChat business, ecommerce, mobile commerce, and payment integration services. Other potential changes are on the horizon as well, such as developments in secure data privacy. Similarly, there is rapid innovation in the provision of other products and services to businesses, including in financial services and marketing services.

These new services and technologies may be superior to, impair, or render obsolete the products and services we currently offer or the technologies we currently use to provide them. Incorporating new technologies into YCloud and our services may require substantial expenditures and take considerable time, and we may not be successful in realizing a return on these development efforts in a timely manner or at all. There can be no assurance that any new products or services we develop and offer to our sellers will achieve significant commercial acceptance. Our ability to develop new products and services may be inhibited by industry-wide standards, ecommerce payment networks, laws and regulations, resistance to change from buyers or sellers, or third parties’ intellectual property rights. Our success will depend on our ability to develop new technologies and to adapt to technological changes and evolving industry standards. If we are unable to provide enhancements and new features for YCloud and our services or to develop new products and services that achieve market acceptance or that keep pace with rapid technological developments and evolving industry standards, our business would be materially and adversely affected.

In addition, because YCloud and our services are designed to operate with a variety of systems, infrastructures, and devices, we need to continuously modify and enhance YCloud and our services to keep pace with changes in mobile, software, communication, and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely and cost-effective manner. Any failure of YCloud and our services to continue to operate effectively with third-party infrastructures and technologies could reduce the demand for YCloud and our services, result in dissatisfaction of our sellers or their customers, and materially and adversely affect our business.

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Our services must integrate with a variety of operating systems. If we are unable to ensure that our services or hardware interoperate with such operating systems, our business may be materially and adversely affected.

We are dependent on the ability of YCloud and our services to integrate with a variety of operating systems, as well as web browsers that we do not control. Any changes in these systems that degrade the functionality of YCloud and our services, impose additional costs or requirements on us, or give preferential treatment to competitive services, could materially and adversely affect usage of YCloud and our services. Apple, Google, or other operators of app marketplaces regularly make changes to their marketplaces, and those changes may make access to YCloud and our services more difficult. In the event that it is difficult for client to access and use YCloud and our services, our business may be materially and adversely affected.

We face risks related to natural disasters, terrorist acts or acts of war, social unrest, health epidemics or other public safety concerns or hostile events, which could significantly disrupt our operations.

Our business could be materially and adversely affected by natural disasters, terrorist acts or acts of war, social unrest, health epidemics or other public safety concerns or hostile events. Natural disasters may give rise to server interruptions, breakdowns, system or technology platform failures, or internet failures, which would adversely affect our ability to operate our platform and provide our services. In addition, our results of operations could be adversely affected to the extent that any such event affects the economic condition in general and the travel industry in particular.

Since early 2020, the disease caused by a novel strain of coronavirus, later named COVID-19, has severely impacted China and the rest of the world. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The COVID-19 pandemic has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement, gatherings of large numbers of people, and business operations such as travel bans, border closings, business closures, quarantines, shelter-in-place orders and social distancing measures. As a result, the COVID-19 pandemic and its consequences have caused a severe decline in global travel.

The impact of the COVID-19 pandemic is rapidly evolving, and the continuation or a future resurgence of the pandemic could precipitate or aggravate the other risk factors that we face, which in turn could further materially and adversely affect our business, financial condition, liquidity, results of operations and profitability, including in ways that are not currently known to us or that we do not currently consider to present significant risks. The extent of the impact of the COVID-19 on our operational and financial performance in the longer term will depend on future developments, including the duration of the outbreak and related travel advisories and restrictions and the impact of the COVID-19 on overall demand for travel, all of which are highly uncertain and beyond our control. In addition to COVID-19, our business could also be adversely affected by the outbreak of Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS, or other epidemics.

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Interruption or failure of our own technology systems or those provided by third-party service providers whom we rely upon could impair our ability to provide products and services which could damage our reputation and harm our results of operations.

Our ability to provide products and services depends on the continuing operation of our technological systems or those provided by third-party service providers, such as cloud service providers. Any damage to or failure of such systems could interrupt our services. Service interruptions could reduce our revenue and profit and damage our brand if our systems are perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, wars, earthquakes, floods, fires, power loss, telecommunications failures, undetected errors or “bugs” in our software, malware, computer viruses, interruptions in access to our platform through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all possible scenarios. If we cannot continue to retain third-party services on acceptable terms, our services may be interrupted. If we experience frequent or persistent system failures on our platform, whether due to interruptions and failures of our own technology and or those provided by third-party service providers that we rely upon, our reputation and brand could be severely harmed.

We are in the process of developing and optimizing our billing system, which will serve a key role in our existing and planned business initiatives. Any error in the billing system could disrupt our operations and impact our ability to provide or bill for our services, retain customers, attract new customers, or negatively impact overall customer experience. Any occurrence of the foregoing could cause material adverse effects on our operations and financial condition, material weaknesses in our internal control over financial reporting, and reputational damage.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business involves the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, users on our platform could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems and platform but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we intend to develop, contract or purchase systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, our employees have been accused in the past of violating these policies and we may be subject to these types of accusations in the future.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our platform being unavailable, resulting in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (could have similar effects. Further, any cyberattacks, or security and privacy breaches directed at our competitors could reduce confidence in the industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot guarantee that we will be able to successfully defending any of such lawsuits which could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

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As we expand our platform offerings, we may become subject to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect our business, financial condition and results of operations.

As we continue to expand our platform offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of our industry and related technologies and, as a result, do not contemplate or address the unique issues faced by our industry.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to our platform offerings, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to our platform offerings, could harm our reputation and brand or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect our business, financial condition and results of operations.

Key employees are essential to expanding our business.

Our Chairman, Dai Zheng, Chief Executive Officer, Pijun Liu, Li Zhuo and Chief Finance Officer Che Kean Tat are essential to our ability to continue to grow and expand our business. They have established relationships within the industry in which we operate. If they were to leave us, our growth strategy might be hindered, which could materially affect our business and limit our ability to increase revenue.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds if and when needed by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our common stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail our activities.

We face increased competition as the barrier to entry the industry is relatively low and some of our competitors have significantly greater financial and marketing resources than we do.

The global E-commerce SaaS industry is still uprising, and in its early stage of development. The barrier to entry the industry is relatively low. We may compete against businesses in varied sectors, many of which are larger than we are, have a dominant and secure position in other industries, or offer other goods and services to consumers and merchants, which we do not provide. In addition, some of our competitors have significantly greater financial and marketing resources than we do and, therefore, vendors may not negotiate a similar or lower price to our Company than to other competitors with significantly greater assets and a larger budget for advertising. There are no assurances that our efforts to compete in the marketplace will be successful.

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Our marketing efforts to help grow our business may not be effective.

Promoting awareness of our offerings is important to our ability to grow our business and to attract new users can be costly. We believe that much of the growth in our user base and the number of users on our platform will be attributable to paid marketing initiatives. Our marketing initiatives may become increasingly expensive and generating a meaningful return on those initiatives may be difficult. Even if we successfully increase revenue as a result of our paid marketing efforts, it may not offset the additional marketing expenses we incur.

If our marketing efforts are not successful in promoting awareness of our offerings or attracting new users and partners, or if we are not able to cost-effectively manage our marketing expenses, our results of operations could be adversely affected. If our marketing efforts are successful in increasing awareness of our offerings, this could also lead to increased public scrutiny of our business and increase the likelihood of third parties bringing legal proceedings against us. Any of the foregoing risks could harm our business, financial condition and results of operations.

Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition and results of operations.

Our ability to attract and retain qualified users is dependent in part on the ease and reliability of our offerings, including our ability to provide high-quality support. Users on our platform depend on our support organization to resolve any issues relating to our offerings issues with reporting a problem. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding our offerings.

Failure to deal effectively with fraud could harm our business.

There is the possibility of losses from various types of fraud, including use of stolen or fraudulent credit card data, claims of unauthorized payments by a user, attempted payments by users with insufficient funds and fraud committed by users in concert with third parties. Criminals use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for purchases facilitated on our platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. Despite measures we have taken to detect and reduce the occurrence of fraudulent or other malicious activity on our platform, we cannot guarantee that any of our measures will be effective or will scale efficiently with our business. Our failure to adequately detect or prevent fraudulent transactions could harm our reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect our business, financial condition and results of operations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

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As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;

•	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;

•	Make risk factor disclosure in our annual reports of Form 10-K; and

•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

A prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented, volatile and challenging, with the threat of recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels. We cannot provide any assurance that our operations will not be materially and adversely affected by these conditions. If our operations are so affected, we may not be profitable and you could lose your investment in our shares.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business.

We receive, transmit and store a large volume of personally identifiable information and other data relating to the users on our platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data, including the California Online Privacy Protection Act, the Personal Information Protection and Electronic Documents Act, the Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, Canada’s Anti-Spam Law (CASL), the Telephone Consumer Protection Act of 1991, the U.S. Federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, Section 5(c) of the Federal Trade Commission Act, and the California Consumer Privacy Act, or CCPA. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. For example, California recently enacted legislation, the CCPA, which will, among other things, require new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information when it goes into effect on January 1, 2020. The CCPA provides for fines of up to $7,500 per violation. It presently is unclear how this legislation will be modified or how it will be interpreted. The effects of this legislation potentially are far-reaching, however, and may require us to modify our data processing practices and policies and incur substantial compliance-related costs and expenses. The CCPA and other changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing our offerings, require significant changes to our operations or even prevent us from providing certain offerings in jurisdictions in which we currently operate and in which we may operate in the future.

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Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other user data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing users from using our platform or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations.

We may not maintain sufficient insurance coverage for the risks associated with our business operations

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We currently do not carry business interruption insurance and may not do so in the future. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We do not currently have general liability insurance and may not have general liability insurance in the near future until our financial situation improves.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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Risks Relating to Doing Business in China

As the Company will be targeting the Chinese domestic market as its primary source of revenue; the following risk factors may apply:

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business.

We will conduct substantially all of our business operations and sales activities in China and Hong Kong. Accordingly, our business, financial condition, results of operations and prospects depend to a significant degree on economic developments in China. China’s economy differs from the economies of most other countries in many respects, including with respect to the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has experienced significant growth in the past 30 years, this growth has remained uneven across different periods, regions and among various economic sectors. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Future changes in laws, regulations or enforcement policies in China could adversely affect our business.

We are subject to Chinese laws and regulations relating to data protection, business permits, banking, and money transfer among others. Laws, regulations or enforcement policies in China, including those relating to the travel industry, are evolving and subject to frequent changes. Further, regulatory agencies in China may periodically, and sometimes abruptly, change their enforcement practices. Therefore, prior enforcement activity, or lack of enforcement activity, is not necessarily predictive of future actions. Any enforcement actions against us could have a material and adverse effect on us. In addition, any litigation or governmental investigation or enforcement proceedings in China may be protracted and may result in substantial cost and diversion of resources and management attention, negative publicity, damage to our reputation and viability of our business plans.

We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries.

We may make loans to our future PRC subsidiaries. Any investments in or foreign loans to our PRC subsidiaries are subject to approval by or registration with relevant governmental authorities in China. We may also decide to finance our subsidiaries by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, depending on the total amount of investment and the industries of the investment, capital contributions to our PRC operating subsidiaries may be subject to the approval of the PRC Ministry of Commerce, or MOFCOM, or its local branches. We may not obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in the value of the Renminbi may have a material and adverse effect on your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. The conversion of Renminbi into foreign currencies, including the U.S. dollar, has historically been set by the People’s Bank of China. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy caused the Renminbi to appreciate more than 20% against the U.S. dollar over the following three years. Since reaching a high against the U.S. dollar in July 2008, however, the Renminbi has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. As a consequence, the Renminbi has fluctuated sharply since July 2008 against other freely traded currencies, in tandem with the U.S. dollar. In June 2010, the PRC government indicated that it would again make the foreign exchange rate of the Renminbi more flexible, which increases the possibility of sharp fluctuations in Renminbi’s value in the future as well as the unpredictability associated with Renminbi’s exchange rate. It is difficult to predict how long the current situation may last and when and how it may change again.

There remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against foreign currencies. Our revenues and costs are mostly denominated in the Renminbi, and a significant portion of our financial assets are also denominated in the Renminbi. As we rely entirely on dividends paid to us by our subsidiaries, any significant revaluation of the Renminbi may have a material and adverse effect on our revenues and financial condition, and the value of, and any dividends payable on, our common stock in foreign currency terms. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amount available to us. Any fluctuations in the exchange rate between the Renminbi and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes. The current economic dispute between China and the United States has resulted in a loss in the value of the Renminbi against the U.S. dollar for example thus illustrating the short term risk indicated above.

Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The PRC Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

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Notwithstanding the above, the PRC Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and then whether our contractual arrangement will be recognized as foreign investment, whether our contractual arrangement will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangement will be handled are uncertain.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. Given that the Chinese government may intervene or influence our operations at any time, it could result in a material change in our operation and the value of our common stock. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive most of our revenues in Renminbi. Under our current corporate structure, our company may rely on dividend payments from our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. But approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. This could affect the ability of our PRC subsidiaries to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our shares.

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Uncertainties with respect to the Chinese legal system could have a material and adverse effect on us.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have little value as precedents in subsequent legal proceedings. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, and forms of foreign investment, including wholly foreign-owned enterprises and joint ventures, in particular. These laws, regulations and legal requirements are often changing, and their interpretation and enforcement involve significant uncertainties that could limit the reliability of the legal protections available to us. We cannot predict the effects of future developments in the PRC legal system. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all. An inability to obtain such permits or authorizations may have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

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The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which will take effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

When the PRC Data Security Law comes into effect in September, we will not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

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We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise”, meaning that it can be subject to an EIT rate of 25.0% on its global income. In April 2009, the State Administration of Taxation (the “SAT”) promulgated a circular, known as Circular 82, and partially amended by Circular 9 promulgated in January 2014, to clarify the certain criteria for the determination of the “de facto management bodies” for foreign enterprises controlled by PRC enterprises or PRC enterprise groups. Under Circular 82, a foreign enterprise is considered a PRC resident enterprise if all of the following apply: (1) the senior management and core management departments in charge of daily operations are located mainly within China; (2) decisions relating to the enterprise’s financial and human resource matters are made or subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders’ meeting minutes are located or maintained in China; and (4) 50.0% or more of voting board members or senior executives of the enterprise habitually reside in China. Further to Circular 82, the SAT issued a bulletin, known as Bulletin 45, effective in September 2011 and amended on 1 June 2015 and 1 October 2016 to provide more guidance on the implementation of Circular 82 and clarify the reporting and filing obligations of such “Chinese controlled offshore incorporated resident enterprises.” Bulletin 45 provides for, among other matters, procedures for the determination of resident status and administration of post-determination matters. Although Circular 82 and Bulletin 45 explicitly provide that the above standards apply to enterprises that are registered outside China and controlled by PRC enterprises or PRC enterprise groups, Circular 82 may reflect SAT’s criteria for determining the tax residence of foreign enterprises in general.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of shares of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their shares of common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

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We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with China’s State Administration of Foreign Exchange (“SAFE”).

To remit the proceeds of the offering, we must take the following steps:

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First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

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Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, (the “FICMIS”), and registration with other government authorities in China. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

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PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of this offering, are subject to PRC regulations. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with SAFE, or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, are subject to the requirement of making necessary filings in FICMIS, and registration with other government authorities in China. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business.

As a holding company, we conduct substantially all of our business through our consolidated subsidiaries incorporated in China. We may rely on dividends paid by these PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. In accordance with the Article 166, 168 of the Company Law of the PRC (Amended in 2013), each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

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Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident Shareholders to personal liability, may limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, may limit the ability of our PRC subsidiaries to distribute profits to us or may otherwise materially and adversely affect us.

Pursuant to the Circular on relevant issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicle (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》) (the “Circular 37”), which was promulgated by SAFE, and became effective on July 4, 2014, (1) a PRC resident must register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or an Overseas SPV, that is directly established or indirectly controlled by the PRC resident for the purpose of conducting investment or financing; and (2) following the initial registration, the PRC resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change in the Overseas SPV’s PRC resident shareholder, name of the Overseas SPV, term of operation, or any increase or reduction of the contributions by the PRC resident, share transfer or swap, and merger or division. Additionally, pursuant to the Circular of SAFE on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies (《关于进一步简化和改进直接外汇管理政策的通知》) (the “Circular 13”), which was promulgated on February 13, 2015 and became effective on June 1, 2015, the aforesaid registration shall be directly reviewed and handled by qualified banks in accordance with the Circular 13, and SAFE and its branches shall perform indirect regulation over the foreign exchange registration via qualified banks.

As advised by our PRC counsel, Beijing Jintai Law Firm, we believe that we are not subject to the requirement of Circular 37. It remains unclear how Circular 37 and Circular 13 will be interpreted and implemented, and how, or whether, SAFE will apply them to us. Therefore, we cannot predict how they will affect our business operations or future strategies. For example, the ability of our present and prospective PRC subsidiaries to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 37 and Circular 13 by our PRC resident beneficial holders. In addition, as we have little control over either our present or prospective, direct or indirect Shareholders or the outcome of such registration procedures, we cannot assure you that these Shareholders who are PRC residents will amend or update their registration as required under Circular 37 and Circular 13 in a timely manner or at all. Failure of our present or future shareholders who are PRC residents to comply with Circular 37 and Circular 13 could subject these shareholders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit the ability of our PRC subsidiaries to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in Los Angeles, and is subject to inspection by the PCAOB on a regular basis with the last inspection in August 2020.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the June 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the June 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our common stock could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

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You may be subject to PRC income tax on dividends from us or on any gain realized on the transfer of shares of our common stock.

Under the EIT Law and its implementation rules, subject to any applicable tax treaty or similar arrangement between the PRC and your jurisdiction of residence that provides for a different income tax arrangement, PRC withholding tax at the rate of 10.0% is normally applicable to dividends from PRC sources payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in China, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of shares by such investors is subject to 10.0% PRC income tax if such gain is regarded as income derived from sources within China unless a treaty or similar arrangement otherwise provides. Under the Individual Income Tax Law of the PRC (《中华人民共和国个人所得税法》) and its implementation rules, dividends from sources within China paid to foreign individual investors who are not PRC residents are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC sources realized by such investors on the transfer of shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and PRC laws.

There is a risk that we will be treated by the PRC tax authorities as a PRC tax resident enterprise. In that case, any dividends we pay to our Shareholders may be regarded as income derived from sources within China and we may be required to withhold a 10.0% PRC withholding tax for the dividends we pay to our investors who are non-PRC corporate Shareholders, or a 20.0% withholding tax for the dividends we pay to our investors who are non-PRC individual Shareholders, including the holders of our Shares. In addition, our non-PRC Shareholders may be subject to PRC tax on gains realized on the sale or other disposition of our Shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC Shareholders would be able to claim the benefits of any tax treaties between their tax residence and China in the event that we are considered as a PRC resident enterprise. If PRC income tax is imposed on gains realized through the transfer of our Shares or on dividends paid to our non-resident investors, the value of your investment in our Shares may be materially and adversely affected. Furthermore, our Shareholders whose jurisdictions of residence have tax treaties or arrangements with China may not qualify for benefits under such tax treaties or arrangements.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations.

On August 8, 2006, six PRC regulatory authorities, including Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the SAT, the Administration for Industry and Commerce (the “SAIC”), the China Securities Regulatory Commission (the “CSRC”) and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资者并购境内企业的规定》) (the “M&A Rules”), which became effective on September 8, 2006 and was amended in June 2009. The M&A Rules, governing the approval process by which a PRC company may participate in an acquisition of assets or equity interests by foreign investors, requires the PRC parties to make a series of applications and supplemental applications to the government agencies, depending on the structure of the transaction. In some instances, the application process may require presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Accordingly, due to the M&A Rules, our ability to engage in business combination transactions has become significantly more complicated, time-consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our Shareholders or sufficiently protect their interests in a transaction.

The M&A Rules allow PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the business or assets in China and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. In addition, the M&A Rules also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on legal and/or financial terms that satisfy our investors and protect our Shareholders’ economic interests.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

The SAT released a circular on December 15, 2009 that addresses the transfer of shares by nonresident companies, generally referred to as Circular 698. Circular 698, which became effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698 has the effect of taxing foreign companies on gains derived from the indirect sale of a PRC company. Where a foreign investor indirectly transfers equity interests in a PRC resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction that has an effective tax rate less than 12.5% or does not tax foreign income of its residents, the foreign investor must report this indirect transfer to the tax authority in charge of that PRC resident enterprise. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of avoiding PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10.0%.

SAT subsequently released public notices to clarify issues relating to Circular 698, including the Announcement on Several Issues concerning the EIT on the Indirect Transfers of Properties by Nonresident Enterprises (《关于非居民企业间接转让财产企业所得税若干问题的公告》) (the “SAT Notice 7”), which became effective on February 3, 2015. SAT Notice 7 abolished the compulsive reporting obligations originally set out in Circular 698. Under SAT Notice 7, if a non-resident enterprise transfers its shares in an overseas holding company, which directly or indirectly owns PRC taxable properties, including shares in a PRC company, via an arrangement without reasonable commercial purpose, such transfer shall be deemed as indirect transfer of the underlying PRC taxable properties. Accordingly, the transferee shall be deemed as a withholding agent with the obligation to withhold and remit the EIT to the competent PRC tax authorities. Factors that may be taken into consideration when determining whether there is a “reasonable commercial purpose” include, among other factors, the economic essence of the transferred shares, the economic essence of the assets held by the overseas holding company, the taxability of the transaction in offshore jurisdictions, and economic essence and duration of the offshore structure. SAT Notice 7 also sets out safe harbors for the “reasonable commercial purpose” test.

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On October 17, 2017, the SAT released the Notice on Several Issues concerning the Withholding and Collection of Income Tax of Non-resident Enterprises from the Source (《关于非居民企业所得税源泉扣缴有关问题的公告》) (the “SAT Notice 37”). SAT Notice 37 clarifies: (1) matters concerning the withholding and collection of corporate income tax, and property transfer of non-resident enterprises based on the EIT Law; (2) the currencies required to be used by the withholding agents (when the payments is made in a currency rather than RMB), as well as the time, venue and business for the performance of the withholding and collection obligations; and (3) the abolishment of Circular 698.

There is little guidance and practical experience regarding the application of SAT Notice 7 and SAT Notice 37 and the related SAT notices. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax rates in foreign tax jurisdictions. As a result, due to our complex offshore restructuring, we may become at risk of being taxed under SAT Notice 7 and SAT Notice 37 and we may be required to expend valuable resources to comply with SAT Notice 7 and SAT Notice 37 or to establish that we should not be taxed under SAT Notice 7 and SAT Notice 37, which could have a material adverse effect on our financial condition and results of operations.

You may have difficulty effecting service of legal process, enforcing judgments or bringing actions against us and our management.

China has not entered into treaties or arrangements providing for the recognition and enforcement of judgments made by courts of most other jurisdictions. Any final judgment obtained against us in any court other than the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC in connection with any legal suit or proceeding arising out of or relating to our securities will be enforced by the courts of the PRC without further review of the merits only if the court of the PRC in which enforcement is sought is satisfied that:

●	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the PRC;

●	the judgment and the court procedure resulting in the judgment are not contrary to the public order or good morals of the PRC;

●

if the judgment was rendered by default by the court rendering the judgment, we, or the above mentioned persons, were duly served within a reasonable period of time in accordance with the laws and regulations of the jurisdiction of the court or process was served on us with judicial assistance of the PRC; and

●	judgments at the courts of the PRC are recognized and enforceable in the court rendering the judgment on a reciprocal basis.

If you fail to establish the foregoing to the satisfaction of the courts in the PRC, you may not be able to enforce a judgment against us rendered by a court in the United States.

Further, pursuant to the Civil Procedures Law of the PRC, any matter, including matters arising under U.S. federal securities laws, in relation to assets or personal relationships may be brought as an original action in China, only if the institution of such action satisfies the conditions specified in the Civil Procedures Law of the PRC. As a result of the conditions set forth in the Civil Procedures Law and the discretion of the PRC courts to determine whether the conditions are satisfied and whether to accept action for adjudication, there remains uncertainty as to whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws.

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U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

The Securities and Exchange Commission (the “SEC”), the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our Company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is conducted in RMB and the price of our common stock is quoted in the U.S. dollar, changes in the exchange rate between RMB and the U.S. dollar may affect the value of your investments.

Our business is conducted in the PRC with our books and records maintained in RMB. However, the financial statements that we file with the SEC and provide to our shareholders are presented in the U.S. dollar. Changes in the exchange rate between RMB and the U.S. dollar affect the value of our assets and the results of our operations in the U.S. dollar. The exchange rate between RMB and the U.S. dollar is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our shares of common stock offered in this prospectus are offered in U.S. dollar, and we will need to convert our proceeds from this offering into RMB in order to use them for our business. Changes in the conversion rate between RMB and the U.S. dollar will affect that amount of proceeds we will have available for our business.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. As of the date of this prospectus, we have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate.

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Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. We currently do not have any plan to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends. We may plan to file with the tax authorities in the future. However, there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from our HK subsidiary.

Risks Relating to our Common Stock and this Offering

Our common stock has a limited public trading market.

There is a limited established public trading marketing for our common stock, and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Our common stock may be subject now and in the future to the SEC’s “Penny Stock” rules.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The offering price for our shares of common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The offering price for our shares of common stock will be determined by negotiations between us and the underwriter and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our shares of common stock will not decline significantly below the offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our shares of common stock may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

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You will experience immediate and substantial dilution in the net tangible book value of our shares of common stock purchased.

The offering price of our shares of common stock is substantially higher than the net tangible book value per share of our common stock. Consequently, when you purchase our shares of common stock in the offering and upon completion of the offering, you will incur immediate dilution of $    per share, based on an assumed offering price of $   . In addition, you may experience further dilution to the extent that additional shares of common stock are issued upon exercise of outstanding warrants or options we may grant from time to time.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our shares of common stock if the market price of our shares of common stock increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our shares of common stock and trading volume could decline.

The trading market for our shares of common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our shares of common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our shares of common stock and the trading volume to decline.

The market price of our shares of common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The offering price for our shares of common stock will be determined through negotiations between the underwriter and us and may vary from the market price of our shares of common stock following our offering. If you purchase our shares of common stock in this offering, you may not be able to resell those shares at or above the offering price. The market price of our shares of common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our shares of common stock.

NASDAQ may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

NASDAQ Listing Rule 5101 provides NASDAQ with broad discretionary authority over the initial and continued listing of securities in NASDAQ and NASDAQ may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NASDAQ inadvisable or unwarranted in the opinion of NASDAQ, even though the securities meet all enumerated criteria for initial or continued listing on NASDAQ. In addition, NASDAQ has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. NASDAQ was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. NASDAQ might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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USE OF PROCEEDS

After deducting the underwriting discounts and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $45,595,000 from this offering.

Offering
Gross proceeds	$50,000,000
Underwriting discounts*	$3,250,000
Underwriting accountable expenses	$230,000
Company offering expenses	$600,000
Net proceeds	$45,595,000

* 6.5% of the public offering price.

We intend to use the net proceeds of this offering as follows in order of priority:

Description of Use	Estimated Amount of Net Proceeds	Percentage
R&D and technology development	$26,445,100	58%
Marketing and talent recruitment in China	10,030,900	22%
Strategic investment in service provider	4,559,500	10%
General working capital	4,559,500	10%
Total	$45,595,000	100%

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

If we determine to pay dividends on any of our common stock in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries. Dividend distributions from our PRC subsidiary to us are subject to PRC taxes, such as withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. See “Risk Factors - Risks Related to Doing Business in China - We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. See “Regulation-Regulation on Dividend Distributions.”

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated placement fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

	As of June 30, 2021
	Actual	Pro Forma as Adjusted(1)
Assets:
Current Assets	$12,903,623	$58,498,623
Other Assets	2,822,109	2,822,109
Total Assets	$15,725,732	$61,320,732
Liabilities:
Current Liabilities	$2,030,207	$2,030,207
Other Liabilities	2,187,361	2,187,361
Total Liabilities	$4,217,568	$4,217,568
Shareholders’ Equity
Common Stock, no par value, unlimited shares authorized, 305,451,498 shares issued and outstanding	$-	$-
Additional paid-in capital	6,057,520	56,057,520
Statutory reserve	-	-
Retained earnings	4,751,744	346,744
Accumulated other comprehensive loss	698,900	698,900
Total shareholders’ equity	$11,508,164	$57,103,164

(1)

Reflects the sale of common stock in this offering (excluding any common stock that may be sold as a result of the underwriter exercising the Over-Allotment Option) at an assumed offering price of $5.00 per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $45,595,000.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the offering price per share of common stock and the pro forma as adjusted net tangible book value per share after the offering. Dilution results from the fact that the $5.00 per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding common stock. Our net tangible book value attributable to shareholders at June 30, 2021 was $11,464,753 or approximately $0.04 per share. Net tangible book value per share as of June 30, 2021 represents the amount of total assets less intangible assets and total liabilities, divided by the number of common stock outstanding.

After giving effect to the sale of shares of common stock in this offering at the assumed offering price of $5.00 per share and after deducting the underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at June 30, 2021 would have been $57,059,753, or $0.18 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.14 per share to existing investors and immediate dilution of $4.82 per share to new investors. The following table illustrates this dilution to new investors purchasing common stock in this offering:

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing common stock based on the foregoing firm commitment offering assumptions.

	Offering Without Over-Allotment	Offering With Over-Allotment
Assumed offering price per share	$5.00	$5.00
Net tangible book value per share as of June 30, 2021	$57,059,753	$64,397,253
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing common stock in this offering	$0.14	$0.17
Pro forma as adjusted net tangible book value per share after this offering	$0.18	$0.20
Dilution per share to new investors in this offering	$4.82	$4.80

Each $1.00 increase (decrease) in the assumed offering price of $5.00 per share would increase (decrease) our pro forma as adjusted net tangible book value by $10,000,000 as of June 30, 2021 after this offering by approximately $0.03 per share, and would increase (decrease) dilution to new investors by $0.97 per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing.

If the underwriter exercises the Over-Allotment Option in full, the pro forma as adjusted net tangible book value per share after the offering would be $0.04, the increase in net tangible book value per share to existing shareholders would be $0.01, and the immediate dilution in net tangible book value per share to new investors in this offering would be $0.96.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2021, the differences between existing shareholders and the new investors with respect to the number of shares of common stock purchased from us, the total consideration paid and the average price per share before deducting the underwriting discounts to the underwriter and the estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price
	Amount	Percent	Amount	Percent	Per Share
FIRM COMMITMENT OFFERING
Existing shareholders (1)	305,451,498	96.83%	$-	-%	$-
New investors	10,000,000	3.17%	$50,000,000	100%	$5.00
Total	315,451,498	100%	$50,000,000	100%	$0.16

(1)	Not including shares underlying the Over-Allotment Option.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual offering price of our common stock and other terms of this offering determined at the pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

All amounts included herein with respect to the fiscal year ended December 31, 2020 and the period from inception (March 28, 2019) to December 31, 2019 are derived from our audited consolidated financial statements, and all amounts included herein with respect to the three and six months ended June 30, 2021 and 2020 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus (the “Audited Financial Statements”). These Audited Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a micro-business cloud intelligence system called the “YCloud.” Our goal is to provide technical and auto-billing management services to micro-business online stores and other business industries in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis.

We provide technology services to both individual and corporate users. Through Yueshang Information Technology (Beijing) Limited, or Yueshang Beijing, we provide access to “YCloud” to our two main customers, which are Zhuozhou Weijiafu Information Technology Limited (“Weijiafu”), a PRC technology company, which then provide “YCloud” services to individual and corporate micro-business owners and Hainan Changtongfu Co Limited (“Changtongfu”), a PRC technology company, which then provide “YCloud” services to individual and corporate owners in the hotel and travel industries.

The market individual micro-business owners represents a potential of 330 million users by the year of 2023. (Source: iResrarch. http://xueqiu.com/8455183447/172404679?sharetime=2,2/22/2021). YCloud serves corporate users in multiple industries, including Yuetao Group, Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, and Zhongyanshangyue. We conduct business operations in mainland China and have established trial operations in Hong Kong. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms.

The main functions of the YCloud system are to manage users’ marketing relationships, CPS commission profit management, multi-channel data statistics, AI fission and management, and improved supply chain systems.

Currently, YCloud serves the micro business, hotel and travelling industries. We expect to expand the application of YCloud to tourism, hospitality, livestreaming and short video, medical beauty and traditional retail industries.

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Result of Operations

Results of Operations for the three months period Ended June 30, 2021 and 2020

	For the period June 30, 2021	From the period June 30, 2020
Revenue:
Service revenue- related party	$-	$855,293
Service revenue- non related party	3,882,893	-

Cost of revenue	(190,459)	-
Gross Profit	$3,692,434	$855,293
Operating Expenses:
General and Administrative	(1,767,457)	(272,608)
Operations Profit	$1,924,977	$582,685
Other revenue	115,084	121
Net Profit before income tax	$2,040,061	$582,806
Income tax expense	(198,031)	(12,553)
Net income	$1,842,030	$570,253

Revenue from Operations

For the three-month period ended June 30, 2021 and 2020, total revenue was $3,882,893 and $855,293 from service revenue from customers and related party respectively, the increase was mainly due to the service revenue generated from new customers during the period.

Cost of revenue

For the three-month period ended June 30, 2021 and 2020, cost of revenue was $190,459 and nil respectively, the increase is in line with the increase in revenue during the period. Cost of revenue is mainly consisting of staff payroll, PRC central provident fund (“CPF”) and other staff benefits, the increase is mainly due to more staffs were recruited during the period.

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General and Administrative Expenses

For the three-months period ended June 30, 2021 and 2020, general and administrative expenses were $1,767,457 and $272,608 respectively, the increase is mainly due to increase in the payroll expenses as a result of new staffs were recruited for software development during the period as compared to no such software development in prior period.

Other revenue

For the three-months period ended June 30, 2021 and 2020, other revenue was $115,084 and $121 respectively, the increase is mainly due to tax refund from PRC entities and accrued interest of note receivables during the period.

Net Income

As a result of the factors described above, there was a net profit of $1,842,030 and $570,253 for the three months period ended June 30, 2021 and 2020, the increase mainly due to revenue generated from auto-billing management system from new customers.

Results of Operations for the six months period Ended June 30, 2021 and 2020

	For the period June 30, 2021	From the period June 30, 2020
Revenue:
Service revenue- related party	$-	$876,363
Service revenue- non related party	6,663,816	-

Cost of revenue	(336,767)	-
Gross Profit	$6,327,049	$876,363
Operating Expenses:
General and Administrative	(3,656,646)	(297,698)
Operations Profit	$2,670,403	$578,786
Other revenue	198,599	-
Net Profit before income tax	$2,869,002	$578,786
Income tax expense	(374,888)	(12,553)
Net income	$2,494,114	$566,233

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Revenue from Operations

For the six-month period ended June 30, 2021 and 2020, total revenue was $6,663,816 and $876,363 from service revenue from customers and related party respectively, the increase was mainly due to the service revenue generated from new customers during the period.

Cost of revenue

For the six-month period ended June 30, 2021 and 2020, cost of revenue was $336,767 and nil respectively, the increase is in line with the increase in revenue during the period. Cost of revenue is mainly consisting of staff payroll, PRC central provident fund (“CPF”) and other staff benefits, the increase is mainly due to more staffs were recruited during the period.

General and Administrative Expenses

For the six months period ended June 30, 2021 and 2020, general and administrative expenses were $3,656,646 and $578,786 respectively, the increase is mainly due to increase in the payroll expenses as a result of new staffs were recruited for software development during the period as compared to no such software development in prior period.

Other revenue

For the six months period ended June 30, 2021 and 2020, other revenue was $198,599 and nil respectively, the increase is mainly due to tax refund of RMB 540,000 (approximately of US$83,000) and accrued interest of note receivables of $115,212 during the period.

Net Income

As a result of the factors described above, there was a net profit of $2,494,114 and $566,233 for the six months period ended June 30, 2021 and 2020, the increase mainly due to revenue generated from auto-billing management system from new customers.

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Results of Operations for the Fiscal Years Ended December 31, 2020 and 2019

	For the year ended December 31, 2020	From the period March 28, 2019 (Inception) to December 31, 2019
Revenue:
Service revenue, non-related party	$3,440,312	$-
Service revenue, related party	2,831,252	-
	6,271,564	-
Cost of Revenue	(615,595)	-
Gross Profit	5,655,969
Operating Expenses:
General and Administrative	(1,901,336)	(417,407)
Operations Profit/ (Loss)	3,754,633	(417,407)
Other income	82,960	-
Net Income/ (Loss) before income tax	3,837,593	(417,407)
Income tax expense	(1,162,556)	-
Net Income/ (loss)	$2,675,037	$(417,407)

Revenue from Operations

For the fiscal years ended December 31, 2020 and 2019, total revenue was $6,271,564 and $0, respectively. The increase was mainly from the service revenue generated from YCloud system received from customers.

Cost of revenue

Cost of revenue mainly consists of staff payroll, PRC central provident fund (“CPF”) and other staff benefits, the increase is mainly due to additional employees being recruited during the period. The increase is in line with the increase in revenue during the period.

General and Administrative Expenses

For the fiscal years ended December 31, 2020 and 2019, general and administrative expenses were $1,901,336 and 417,407, respectively. The increase is mainly due to an increase in the payroll expenses as a result of 89 new employees being recruited during the year.

Net Income (Loss)

As a result of the factors described above, we had a net income of $2,675,037 and net loss of $417,407 for the fiscal year ended December 31, 2020 and 2019, respectively, the increase mainly due to revenue generated from YCloud system service fee from our customer during the year.

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Liquidity and Capital Resources

For the period ended June 30, 2021 and 2020

As of June 30, 2021, we had cash on hand of $3,210,464. The decrease is mainly due to additional short term loan of approximate $1.37 million (RMB 9 million) to third party and prepayment of office furniture during the period.

Operating activities

Our continuing operating activities used cash of ($962,389) and ($1,199,684) for the period ended June 30, 2021 and 2020, this is due to additional short term loan of $1.37 million (RMB 9 million) and prepayment of office furniture to third party during the period.

Investing activities

Cash provided in our investing activities was $170,265 and nil for the period ended June 30, 2021 and 2020, this is due to additional of new computer and equipment during the period.

Financing activities

Cash provided in our financing activities was nil and $219,202 for the period ended June 30, 2021 and 2020, this is due to no share issued for cash during the period as compare to share issue of $219,202 in prior period.

For the years ended December 31, 2020 and 2019

The following chart provides a summary of our balance sheets on for the fiscal years ended December 31, 2020 and 2019, it should be read in conjunction with the financial statements, and notes thereto.

	2020	2019
Cash and Cash equivalents	$4,640,603	$6,591,128
Receivables	$2,609,520	-
Note receivable	3,097,981
Other receivables and prepayments	332,388
Intangible asset	49,029
Right of use assets	$2,813,186	-
Total assets	$13,542,707	6,591,128
Account payable and accrued expenses	$271,531	1,786,515
Lease liability	$3,041,463	-
Amount due to related parties	416,501
Other liabilities	919,328
Total liabilities	$4,648,822	1,786,515
Total stockholders’ equity	$8,893,885	4,804,613

As of December 31, 2020, we had total assets of $13,542,707, which mainly consisted of $4,640,603 in cash, $5,707,501 in receivables and note receivables and $2,813,186 in right of use assets; we had total liabilities of $4,648,822, which consisted of $271,531 in accounts payables & accrued expenses, $416,501 in amount due to related parties, $919,328 in other liabilities and $3,041,463 in lease liability; we had total stockholders’ equity of $8,893,885.

Operating activities

Our continuing operating activities provided cash of $1,162,337 for the fiscal year ended December 31, 2020 as compare to net cash used of $130,892 in fiscal year ended December 31, 2019, which was increased by approximately $1.3 million. The increase was mainly due to increase in net income of approximately $2.68 million, increase in lease liability of approximately $2.9 million and increase in tax payables and accrued expenses of approximately $1.05 million. However, such increase was partially offset by the decrease in right of use assets of approximately $2.65 million and trade receivable of approximately $2.5 million during the year.

Financing activities

Cash used in our financing activities was $3,682,142 for the fiscal year ended December 31, 2020 as compared to the net cash provided by financing activities of $6,722,020 in the fiscal year ended December 31, 2019. The increase in net cash used in financing activities is mainly due to loan repayment of $1,560,020 to related party and increase in loan to third party of $2.96 million during the year.

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Critical Accounting Policies

We prepare our financial statements in accordance with generally accepted accounting principles of the United States (“GAAP”). GAAP represents a comprehensive set of accounting and disclosure rules and requirements. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Our actual results could differ from those estimates. We use historical data to assist in the forecast of our future results. Deviations from our projections are addressed when our financials are reviewed on a monthly basis. This allows us to be proactive in our approach to managing our business. It also allows us to rely on proven data rather than having to make assumptions regarding our estimates.

Revenue recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Use of Estimate

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Accounts receivable

Accounts receivable are presented net of allowance for doubtful accounts. The Group uses specific identification in providing for bad debts when facts and circumstances indicate that collection is doubtful and based on factors listed in the following paragraph. If the financial conditions of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowance may be required.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts on general basis taking into consideration various factors including but not limited to the historical collection experience and credit-worthiness of the customers as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company acquires that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use substantial judgment in assessing its collectability.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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BUSINESS

WeTrade Group, Inc was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a micro-business cloud intelligence system called the “YCloud.” Our goal is to provide technical and auto-billing management services to micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis.

We provide technology services to both individual and corporate users. Through Yueshang Information Technology (Beijing) Limited, or Yueshang Beijing, we provide access to “YCloud” to our two customers, which are Zhuozhou Weijiafu Information Technology Limited (“Weijiafu”), a PRC technology company, which then provide “YCloud” services to individual and corporate micro-business owners and Changtongfu Technology (Hainan) Co Limited (“Changtongfu”), a PRC technology company, which then provide “YCloud” services to individual and corporate business owners in the hotel and travel industries.

The market individual micro-business owners represents a potential of 330 million users by the year of 2023. (Source: iResrarch. http://xueqiu.com/8455183447/172404679?sharetime=2,2/22/2021). YCloud serves corporate users in multiple industries, including Yuetao Group, Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, and Zhongyanshangyue. We conduct business operations in mainland China and have established trial operations in Hong Kong. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms.

The main functions of the YCloud system are to manage users’ marketing relationships, CPS commission profit management, multi-channel data statistics, AI fission and management, and improved supply chain systems.

Currently, YCloud serves the micro business industry. We expect to expand the application of YCloud to tourism, hospitality, livestreaming and short video, medical beauty and traditional retail industries.

Corporate History and Structure

The following diagram sets forth the structure of the Company as of the date of this prospectus:

	WeTrade Group Inc (Vyowing)

100%		100%
Utour Pte Ltd (Singapore)		WeTrade Information Technology Limited (Hong Kong)

		100%
		Yuesbang Information Technology (Beijing) Limited

	100%	100%	100%
	Yueshang Group (Hunan) Network Technology Limited	Yueshang Technology Group (Hainan Special Economic Zone) Limited	WeTrade Digital (Beijing) Technology Co Limited

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WeTrade Group, Inc (referred to herein as “WeTrade Group”) was incorporated in the State of Wyoming on March 28, 2019.

Utour Pte. Ltd. (referred to herein as “Utour”) was incorporated in Singapore on March 23, 2018 as a limited liability company. Utour is 100% owned by WeTrade Group.

WeTrade Information Technology Limited (referred to herein as “WeTrade Technology”) was incorporated in Hong Kong on September 4, 2019 as a limited liability company. WeTrade Technology is 100% owned by WeTrade Group.

Yueshang information technology (Beijing) Limited (referred to herein as “Yueshang Beijing”) was incorporated in China on November 13, 2019 and is in the business of providing social e-commerce services, technical system support, and services. Yueshang Beijing is a wholly foreign owned entity in China and is 100% owned by WeTrade Technology.

Yueshang Technology Group (Hainan Special Economic Zone) Co., Ltd. (referred to herein as “Yueshang Hainan) was incorporated in China on October 27, 2020 and is in the business of providing software development, technical system support, and services. Yueshang Hainan is 100% owned by Yueshang Beijing. The company has been registered, but not in operation.

Yueshang Group (Hunan) Network Technology Co., Ltd. (referred to herein as “Yueshang Hunan”) was incorporated in China on November 13, 2020 and is in the business of providing software development, technical system support, and services. Yueshang Hunan is 100% owned by Yueshang Beijing. The company has been registered, but not in operation.

WeTrade Digital (Beijing) Technology Co Limited (referred to herein as “WeTrade Beijing”), was incorporated in China on December 24, 2020 as a limited liability company and is in the business of providing software development, technical system support, and services. WeTrade Beijing is 100% owned by Yueshang Beijing.

Wuhu Yueshang Digital Information Technology Limited (referred to herein as “Wuhu Yueshang”), was incorporated in China on February 24, 2021 as a limited liability company. Wuhu Yueshang is 100% owned by Yueshang Beijing, Wuhu Yueshang has no operations and has applied for summary deregistration on May 21, 2021 and is currently in the process of deregistration.

Our Industry

Micro-businesses in China are the target customers for our product. The term micro-businesses not only refers to corporate companies, but also individuals. It includes all business owners engaged in sales and marketing based on social platforms. Micro-business first emerged when social platforms just started expanding in China, and microbusiness owners were usually individual users of social platforms who used the platform as a business tool. Gradually, the expansion of social platform gave birth to various independent brands and stores which flourished on various social platforms. These brands and stores are known as micro-business owners in today’s context. As the industry matured, traditional brands and major e-commerce players joined this market as well. Micro-business as a concept gained more trust among business owners and consumers, and more business owners tried to gain market shares through micro-business channels. One difficulty they face is the limitation of technology support. Our YCloud system not only opens up new resource for micro-business, but also helps remove the technical industry entry barrier for micro-business owners. It is estimated that the number of people running micro-businesses in China will increase from 60 million in 2019 to 130 million in 2020, 200 million in 2021, 260 million in 2022 and 330 million in 2023, respectively. (Source: https://wenku.baidu.com/view/1ff2df18ba4cf7ec4afe04a1b0717fd5370cb2cf.html,2/22/2021)

Our business is in the social e-commerce area, which is based on social networking and connects suppliers and consumers in an S2B2C model to facilitate commodity circulation.

Specifically, S2B2C refers to the upstream of the distribution platform(S) that connects commodity suppliers, providing small shop owners(B) with a series of services such as supply chain, logistics, IT systems, training, after-sales, etc., and then the shop owner is responsible for the C-side product sales and user maintenance. Users use social relationships to conduct distribution without intervening in the supply chain. This distribution mode adopts the business method that features relying on existing social groups, and team compensation.

In recent years, as the scale of mobile online shopping has grown steadily, the development of micro-businesses has seen a more promising market environment. According to data from the Ministry of Commerce of PRC, in 2020, the volume of online retail sales of physical goods is 9.8 trillion yuan, an increase of 14.8%. PRC market has been the world's largest online retail market for eight consecutive years. Accordingly, the market scale of micro-business has also been expanding. According to data from iResearch, the size of market transaction in China's micro-business industry in 2016 was 328.77 billion yuan. It is expected that with the growth of demand, the transaction size of the micro-business market in 2023 will be approximately 13 trillion yuan. In addition, with the expansion of the scale of micro-business transactions, the number of domestic micro-business owners has also increased year by year. According to data from iResearch, the number of micro-business owners in China has exceeded 20 million in 2017 and is expected to reach 330 million by 2023. (Source: https://xueqiu.com/8455183447/172404679?sharetime=2)

Meanwhile, the industry competition we face should not be underestimated. Due to the low entry barriers, more micro-business owners joined the industry, utilizing online platform such as Wechat. As a result, the current market has become more crowded with homogeneous products. According to the “White Paper on the Internet Development of Mini Programs in 2019”, (Source: http://www.199it.com/archives/990835.html) as of November 2019, the number of mini programs across the entire network exceeded 4.5 million and the number of third-party service providers already exceeded 8,000. Within the WeChat system, the current top five small business third-party service providers between 2019 and 2020 were Weimob, Youzan, Dianke, BoxPay, and Tengrui, with market shares of approximately 15.3% and 7.3%, 5.3%, 3.6%, 1.0%. However, we believe that the market has not matured into a stable playfield, and we need to conduct market research continuously as many more small and medium-sized micro-business players enter the industry.

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YCloud

We have utilized digitalization, electronic management, electronic data exchange, big data analysis, AI fission technology, revenue management and other technologies to build a strong coordination effect. We believe that our cloud technology enables us to develop a highly functional platform for micro-business users in China. We have optimized our product using the tools and platforms best suited to serve our customers and developed YCloud.

We believe that YCloud is the first global micro-business cloud intelligent internationalization system. It conducts multi-channel data analysis through the learning of big data and social recommendation relationships. It also provides users with AI fission and management systems and supply chain systems in order to reach a wider range of user groups. YCloud has four main functions and competitive advantages as follows:

Multiple integrated payment methods and payment analytics: the YCloud system provides micro-businesses and hotel owners with multiple payment methods such as Alipay, WeChat, and UnionPay. The total order amount is directly entered into the platform to collect funds in separate accounts. Using YCloud’s technology support, the micro-business owners offer multiple channels of payments to their customers, including Alipay, WeChat, and UnionPay. Meanwhile, YCloud assigns a bar code to merchandises that purchasers can then scan to pay, allowing purchasers to make payments both online and offline. This proprietary payment technology allows our customers to reduce labor costs and error rates, thus significantly improving data analysis.

•

Single-scenario payment function: although micro-business owners are provided with a multi-method payment function for their consumers through the YCloud system, micro-business owners only have a single sales channel to display. The revenue of each sale is divided by commissions, and the cost is allocated to suppliers and the handling fee to the YCloud system. The remaining balance goes to micro-business owners.

•

Multi-scenario payment function: micro-business owners have multiple sales channels to display and numerous channels to perform revenue sharing and profit consolidation functions. After various products are sold through different channels, the cost will be allocated to suppliers and the handling fee to the YCloud system. The remaining balance will be combined and goes to micro-business owners.

During the year 2020, due to the impact of the COVID-19 outbreak, many companies, including businesses traditionally operating offline, from a wide range of industries, such as tourism, catering, entertainment or retail, have opted for a micro-business model to build sales channels through online social platforms and expand business opportunities. As a result of the COVID-19 outbreak, consumer demand shifted, which forced business owners to expand to new markets and be present on multiple social platforms. Through continuous research on the micro-business industry, and its understanding of the relationship between people and social relationships on social platforms, YCloud develops new technology designed to meet the ever changing demand of micro-business owners across all industries

Team management: the YCloud system utilizes user marketing relationship tracking and CPS commission revenue management tools.

AI fission and management: using intelligent robots to analyze user behavior, data sharing, purchase history, and other data, the YCloud system provides tailored recommendations and displays. For example, the YCloud system connects users’ behavior across multiple apps and platforms and makes automatic recommendations based on its analysis.

Supply chain system integration: the YCloud system applies cross-platform resource integration technology. The integration allows the multi-channel output of high-quality products and creates a seamless connection between suppliers and customers. The YCloud provides a complete supply chain system integrating supply, sales, finance, and service.

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Our Technology

We have utilized digitalization, electronic management, electronic data exchange, big data analysis, AI fission technology, revenue management and other technologies to build a strong coordination effect. We believe that our cloud technology enables us to develop a highly functional platform for micro-business users in China. We have optimized our product using the tools and platforms best suited to serve our customers. Performance, functional depth, and usability of our product drive our technological decisions and product development, which lead to the successful development of YCloud.

Customer

Through Weijiafu, a PRC technology company, YCloud serves both corporate and individual micro-business owners. The API interface docking provides efficient, fast, and convenient access to all product inputs in upstream supply chain pools of Weijiafu’s clients. API interface docking provides a mutual channel for two platforms processing different coding systems, which allows information and data to be shared between the two platforms in a safe and secured way. For individual micro-business owners, we provide YCloud users with access to various resources, such as local community news, merchandise selection, product pool, commodities, finance, local life.

Through Changtongfu, a PRC technology company, YCloud serves both corporate and individual business owners in the hotel and travel industries. The API interface docking provides efficient, fast, and convenient access to all hotel and its related product inputs in upstream supply chain pools of Changtongfu’s clients. API interface docking provides a mutual channel for two platforms processing different coding systems, which allows information and data to be shared between the two platforms in a safe and secured way. For individual hotel owners, we provide YCloud users with access to various resources, such as local community news, hotel and merchandise selection, product pool, commodities, finance, local life.

Revenue Model

In the business of providing technical services and solutions via a social e-commerce platform, we are committed to providing an international cloud-based intelligence system and independently developed the “YCloud” system. We aim to provide technical and auto-billing management services to micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis.

We derive our revenue from service fees charged for transactions conducted through YCloud. We receive 2%-3.5% of the total Gross Merchandise Volume, or GMV, generated in the platform as a service fee through our agreement with both Weijiafu and Changtongfu, depending on the type of service and industry. Gross Merchandise Volume is a term used in online retailing to indicate a total sales monetary-value for merchandise sold through a particular marketplace over a certain time frame. We generally settle the service fee with Weijiafu and Changtongfu within the first ten days of each calendar month.

Competition

The global E-commerce SaaS industry is still growing and is in its early stage of development. We may compete against businesses in varied sectors, many of which are larger than we are and have a dominant and secure position in other industries or offer other goods and services to consumers and merchants which we do not. However, most of our competitors only have individual areas of overlap with one of our core areas, including E-commerce SaaS, Store SaaS, Cloud Service, Integrated Payment Service, and Advertising Service, but none compete at all levels.

There YCloud technology possesses several competitive advantages: 1). User marketing relationship tracking. This function is dedicated to shaping users' own private domain traffic, turning users into sharers, and reach more potential users with existing users. 2). Community AI fission and management. YCloud is a cloud intelligence system that allows all users to have socializing functions, such as group management, group fission, targeted advertising. YCloud independently researches and develops intelligent robots that can share products with users on a regular basis; 3). Supply chain system. YCloud aggregates the resources of actual users of system and categorizes them into four sections: mall CPS, financial CPS, local life, and preferred mall. YCloud shares the pooled resources to all users to strengthens the value of individual users' own merchandise and services, and allows users to provide more possibilities to their consumers; 4). Payment scenario function. YCloud system provides micro-business owners with multiple payment methods such as Alipay, WeChat, and UnionPay. The total order amount is directly entered into the platform to collect funds in separate accounts. Using YCloud’s technology support, the micro-business owners offer multiple channels of payments to their customers; 5). Live broadcast + short video system. YCloud provides users with live broadcast technology functions and short video shooting functions. YCloud users can share merchandise through live video broadcasts, allowing consumers to have a better perception of the merchandise.

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Our primary competitor is China Youzan Limited, which offers online and offline merchants suites of comprehensive solutions comprising third-party payments and various SaaS products and comprehensive service through its e-commerce platform, like marketing and customer engagement tools facilitate the process of transactions between merchants and their customers. We seek to differentiate ourselves from industry participants by focusing on micro-businesses and specific business industries, the simplicity of our YCloud series, and being recognized by our brand and technology.

Our Growth Strategy

Our ability to grow revenue is affected by, among other things, our ability to innovate and introduce new products and services that merchants and consumers value, consumer spending patterns, the expansion of multiple commerce channels, the growth of mobile devices and micro-business and consumer applications on those devices, the growth of consumers globally with internet and mobile access, the pace of transition from cash and checks to digital forms of payment, and our share of the digital payments market. Our strategy to drive growth in our business includes the following:

•

Growing our core business: the number of people running micro-businesses in China is expected to increase from 60 million in 2019 to 130 million in 2020, 200 million in 2021, 260 million in 2022 and 330 million in 2023, respectively. (Source: https://wenku.baidu.com/view/1ff2df18ba4cf7ec4afe04a1b0717fd5370cb2cf.html,2/22/2021). Through expanding our global capabilities, user base and scale, addressing YCloud users’ everyday needs related to accessing, managing, and moving money, and expanding the adoption of our solutions by micro-business and consumers; we expect to grow significantly.

•

Expanding to new industries and sectors: partnering with micro-businesses to help them grow and expand their business online and in consumer retail stores. For example, the beauty industry includes cooperation opportunities with beauty professionals and national beauty chain salons; the tourism industry includes potential cooperation opportunities with 30 million tour guides; the hotel industry covers about 2 million homestays, inns and star-rated hotels; live commerce industries encompass both celebrities and mass live broadcast categories and viewership is estimated to reach 234 million in 2020.(Source: https://wenku.baidu.com/view/1ff2df18ba4cf7ec4afe04a1b0717fd5370cb2cf.html; https://baijiahao.baidu.com/s?id=1675280752121761141&wfr=spider&for=pc)

•

Forming strategic partnerships: we seek to build new strategic partnerships to provide better experiences for our current customers, acquiring new customers by offering greater choice and flexibility, and, overall, reinforcing our role in the ecosystem. We expect to continue collaborating and expanding into various new fields in the second quarter of 2021.

•

Seeking global expansion: organically and through global strategic partnerships, we are expanding into new international markets. We have accelerated our global deployment and carried out in-depth cooperation with many international social media platforms and social communication companies by demonstrating its strong technical strengths. The companies we plan to negotiate with include Kakao Talk, Line, Whatsapp, Ohho and Bluechat.

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Competitive Advantages

Our business is built on a strong foundation designed to drive growth and differentiate us from our competitors. We believe that our competitive strengths include the following:

•	Scale-our scale allows us to drive organic growth, aggregated revenue management and low settlement cost.

•

Integration-our integrated platform enables application in diversified income scenarios, realized precision marketing, cross-platform integrated technical service capacities and strong integrated services for service enterprise business.

•	Efficiency-Our high-speed, high-efficiency, and full-category development maintains our leading position.

•

Technology-we have utilized digitalization, electronic management, electronic data exchange, big data analysis, AI fission technology, revenue management and other technologies to form a strong coordination effect.

Research and Development

Our research and development efforts are focused on improving and enhancing our existing product as well as developing new features of the product. Because of our common, multi-tenant development architecture, we are able to provide our customers with the right product to help them grow their business. As a company focusing on leading-edge cloud technology, the recruitment of R&D talent is always our first priority. As of the date of this prospectus, we have 63 personnel in R&D, accounting for 71% of the Company’s total employees. We spent approximately RMB 3,843,380 (approximately $595,873) on research and development in the fiscal year 2020.

Intellectual Property

We rely on certain intellectual property rights to protect our technology and ensure our competitive position in our industry. We have two registered copyrights, one registered trademark, and four registered domain names.

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Copyright

We own the following copyrights through our subsidiaries, as noted below:

Copyright Number	Issue Date	Category	Copyright Name	Jurisdiction	Owner
2020SR0413838	2020/05/07	Software	Wezhibao System V1.0	China	Beijing Yueshang Digital Technology Group Co., Ltd.
2020SR0318464 2021SR0044549 2020SR1918178 2020SR1899615	2020/04/09 01/08/2021 12/30/2020 12/25/2020	Software Software Software Software

Yueshang Social E-commerce Revenue Management SystemV1.0

Micro-business Cloud Intelligent System [Abbreviation: Micro-business Cloud Intelligence] V1.0Zhinengfu Revenue Management System [Abbreviation: Zhinengfu Revenue Management] V1.0Changtongfu Revenue Management System [Abbreviation: Changtongfu Revenue Management] V1.0

China China China China

Beijing Yueshang Digital Technology Group Co., Ltd.

Beijing Yueshang Digital Technology Group Co., Ltd.

Yueshang Group (Hunan) Network Technology Co., Ltd.

Yueshang Technology Group (Hainan Special Economic Zone) Co., Ltd.

Trademarks

We own the following trademark:

Trademark Number	File Date	Issue Date	Expiration Date	Trademark Name	Jurisdiction	Owner
40201910637S	2019/05/16	2019/06/09	2029/05/16		Singapore	WeTrade Group Inc.
90164214 90164218 90164221 90460222 90460239 90460248	2020/09/08 2020/09/08 2020/09/08 2021/01/12 2021/01/12 2021/01/12	2020/09/08 2020/09/08 2020/09/08 2021/01/12 2021/01/12 2021/01/12	2030/09/07 2030/09/07 2030/09/07 2031/01/11 2031/01/11 2031/01/11		United States of America	WeTrade Group Inc. WeTrade Group Inc. WeTrade Group Inc. WeTrade Group Inc. WeTrade Group Inc. WeTrade Group Inc.

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Domain

We have the right to use the following domain registration issued in the PRC:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	2019/09/12	2021/09/12	Alibaba Cloud Computing (Beijing) Co., Ltd.	wetradegroup.net	Beijing Yueshang Digital Technology Group Co., Ltd.
2	2020/09/18	2021/09/19	Alibaba Cloud Computing (Beijing) Co., Ltd.	ycloud.online	Beijing Yueshang Digital Technology Group Co., Ltd.
3	2020/03/04	2022/03/04	Alibaba Cloud Computing (Beijing) Co., Ltd.	yueshang.co	Beijing Yueshang Digital Technology Group Co., Ltd.
4	2020/05/15	2021/05/25	Alibaba Cloud Computing (Beijing) Co., Ltd.	wetg.group	Beijing Yueshang Digital Technology Group Co., Ltd.
5	2019/07/22	2021/07/22	Alibaba Cloud Computing (Beijing) Co., Ltd.	wetrade.tech	Beijing Yueshang Digital Technology Group Co., Ltd.
6	2020/12/30	2021/12/31	Alibaba Cloud Computing (Beijing) Co., Ltd.	xiaoshang.tech	WeTrade Digital (Beijing) Technology Co Limited

Our Facilities

Our principal executive office is located at No. 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China. The office has 8,300 square feet and the lease runs from June 1, 2020 to August 31, 2020. After the lease ended on August 31, 2020, we remained in the office and are currently renting the office on a quarter by quarter basis for an indefinite term and. The monthly rent is 70,000 RMB.

We expect to move our headquarter in July 2021 to the following location we are currently renting in Beijing. The following table sets forth the leases term and monthly rent:

Lease Term	Address	Space (square meters)	Average Monthly Rent
September 16, 2020 to September 15, 2025	No. 18, Kechuang 10th Street, Beijing Economic and Technological Development Zone, Beijing, China	6,216.64	RMB 414,105.93 (US$63,380.98)

Our Employees

As of the date of this prospectus we have, and in the fiscal year 2020 we had, 89 full-time employees. We did not have any employees in year 2019. The following table sets forth the number of our employees by function:

Functional Area	Number of Employees
Operating	5
Technology	63
Human Resource	2
General and Administrative	6
Financial Department	9
Strategic Department	4

Total	89

We provide employee benefits for each employee in accordance with Chinese law.  These include pension, medical, unemployment, work injury and maternity insurance, and a housing provident fund.

Our employees have not formed any employee union or association. We believe we maintain a good working relationship with our employees and have not experienced any difficulty in recruiting staff for our operations.

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Seasonality

We have experienced, and expect to continue to experience, seasonal fluctuations in our results of operations. Our revenues tend to increase as spending rises during the holiday seasons and/or closer to the end-of-year as holiday spending increases in the micro-business industry.

Insurance

We maintain certain insurance policies to safeguard us against risks and unexpected events. For example, we provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees in compliance with applicable PRC laws. We do not maintain business interruption insurance or product liability insurance, which are not mandatory under PRC laws. We do not maintain key man insurance, insurance policies covering damages to our network infrastructures or information technology systems nor any insurance policies for our properties. During the fiscal years 2020 and 2019, we did not make any material insurance claims in relation to our business.

Legal Proceedings

There are no active legal proceedings pending or threatened against the Company. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations on Internet Information Security and Privacy Protection

In November 2016, the Standing Committee of the National People’s Congress, or the SCNPC, promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017. The Cyber Security Law requires that a network operator, which includes, among others, internet information services providers, take technical measures and other necessary measures in accordance with applicable laws and regulations and the compulsory requirements of the national and industrial standards to safeguard the safe and stable operation of its networks. We are subject to such requirements as we are operating website and mobile application and providing certain internet services mainly through our mobile application. The Cyber Security Law further requires internet information service providers to formulate contingency plans for network security incidents, report to the competent departments immediately upon the occurrence of any incident endangering cyber security and take corresponding remedial measures.

Internet information service providers are also required to maintain the integrity, confidentiality and availability of network data. The Cyber Security Law reaffirms the basic principles and requirements specified in other existing laws and regulations on personal data protection, such as the requirements on the collection, use, processing, storage and disclosure of personal data, and internet information service providers being required to take technical and other necessary measures to ensure the security of the personal information they have collected and prevent the personal information from being divulged, damaged or lost. Any violation of the Cyber Security Law may subject the internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, shutdown of websites or criminal liabilities.

As of the date of this prospectus, the Company is in compliance with the Cyber Security Law.

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PRC Laws and Regulations on Foreign Investment

Investment in the PRC by foreign investors and foreign-invested enterprises shall comply with the Catalogue for the Guidance of Foreign Investment Industries (2020 Revision) (the “Catalogue”), which was last amended and issued by MOFCOM and National Development and Reform Commission (NDRC) on December 27, 2020 and became effective since January 27, 2021, and the Special Management Measures for Foreign Investment Access (2019 version), or the Negative List, which came into effect on July 30, 2019. The Catalogue and the Negative List contains specific provisions guiding market access for foreign capital and stipulates in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. Any industry not listed on the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, or the Foreign Investment Law, which came into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures. The Foreign Investment Law adopts the management system of pre-establishment national treatment and negative list for foreign investment. Policies in support of enterprises shall apply equally to foreign-funded enterprises according to laws and regulations. Foreign investment enterprises shall be guaranteed that they could equally participate in the setting of standards, and the compulsory standards formulated by the State shall be equally applied. Fair competition for foreign investment enterprises to participate in government procurement activities shall be protected. The Foreign Investment Law also stipulates the protection on intellectual property rights and trade secrets. The State also establishes information reporting system and national security review system according to the Foreign Investment Law.

PRC Laws and Regulations on Wholly Foreign-Owned Enterprises

The establishment, operation and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the SCNPC on December 29, 1993 and became effective on July 1, 1994. It was last amended on October 26, 2018 and the amendments became effective on October 26, 2018. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail.

The Law of the PRC on Wholly Foreign-invested Enterprises was promulgated and became effective on April 12, 1986, and was last amended and became effective on October 1, 2016. The Implementing Regulations of the PRC Law on Foreign-invested Enterprises were promulgated by the State Council on October 28, 1990. They were last amended on February 19, 2014 and the amendments became effective on March 1, 2014. The Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises were promulgated by MOFCOM and became effective on October 8, 2016, and were last amended on July 20, 2017 with immediate effect. The above-mentioned laws form the legal framework for the PRC Government to regulate Foreign-invested Enterprises. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination of Foreign-invested Enterprises.

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According to the above regulations, a Foreign-invested Enterprise should get approval by MOFCOM before its establishment and operation. Yueshang Beijing is a Foreign-invested Enterprise since established, and has obtained the approval of the local administration of MOFCOM. Its establishment and operation are in compliance with the above-mentioned laws. Each of Yueshang Hainan and Yueshang Hunan is a PRC domestic company, and it is not subject to the record-filling or examination applicable to Foreign-invested Enterprises.

PRC Laws and Regulations on Trademarks

The Trademark Law of the PRC was adopted at the 24th meeting of the SCNPC on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001 and August 30, 2013. The last amendment was implemented on May 1, 2014. The Regulations on the Implementation of the Trademark Law of the PRC were promulgated by the State Council of the People’s Republic of China on August 3, 2002, which took effect on September 15, 2002. It was revised on April 29, 2014 and became effective as of May 1, 2014. According to the Trademark Law and the implementing regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and shall be protected by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. We are currently holding 7 registered trademarks and enjoy the corresponding rights.

PRC Laws and Regulations on Copyrights

The Copyright Law of the People’s Republic of China (Revised in 2010), or the Copyright Law, provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, enjoy copyright in their works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship and right of reproduction. The purpose of the Copyright Law aims to encourage the creation and dissemination of works that are beneficial for the construction of socialist spiritual civilization and material civilization and promote the development and prosperity of Chinese culture. The term of protection for copyrighted software of legal persons is fifty years and ends on December 31 of the 50th year from the date of first publishing of the software.

In order to further implement the Computer Software Protection Regulations promulgated by the State Council in 2001, and amended subsequently, the State Copyright Bureau issued the Computer Software Copyright Registration Procedures in 2002, which apply to software copyright registration, license contract registration and transfer contract registration.

As of the date of this prospectus, we had registered 5 copyright of works in China.

PRC Laws and Regulations on Domain Names

The domain names are protected under the Administrative Measures on the Internet Domain Names of China promulgated by MIIT on November 5, 2004 and effective on December 20, 2004, and will be replaced by the Administrative Measures on the Internet Domain Names promulgated by MIIT on August 24, 2017, which became effective on November 1, 2017. MIIT is the major regulatory body responsible for the administration of the PRC Internet domain names, under supervision of which China Internet Network Information Center, or CNNIC, is responsible for the daily administration of CN domain names and Chinese domain names. On September 25, 2002, CNNIC promulgated the Implementation Rules of Registration of Domain Name, or the CNNIC Rules, which was renewed on June 5, 2009 and May 29, 2012, respectively. Pursuant to the Administrative Measures on the Internet Domain Names and the CNNIC Rules, the registration of domain names adopts the “first-to-file” principle and the registrant shall complete the registration via the domain name registration service institutions. In the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to trigger the domain name dispute resolution procedure in accordance with the CNNIC Measures on Resolution of the Top Level Domains Disputes, file a suit to the People’s Court or initiate an arbitration procedure.

As of the date of this prospectus, we have registered 6 domain names in China.

PRC Laws and Regulations on Foreign Exchange

Registration of Foreign Investment Enterprises

Pursuant to the Notice of State Administration of Foreign Exchange on Promulgation of the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors promulgated by the SAFE, or the Notice, upon establishment of a foreign investment enterprise pursuant to the law, registration formalities shall be completed with the foreign exchange bureau. Upon completion of registration formalities by the entities involved in direct investments in China, the entities may open accounts for direct investments in China such as preliminary expense account, capital fund account and asset realization account, etc. with the bank based on the actual needs. Upon completion of such registration formalities, foreign investment enterprises could also conduct settlement when contributing foreign exchange funds, and remit funds overseas in the event of capital reduction, liquidation, advance recovery of investment, profit distribution, etc.

As of the date of this prospectus, Yueshang Beijing has completed the foreign exchange registration formalities upon establishment. Subsequently, WeTrade Technology, the sole shareholder of Yueshang Beijing, is able to contribute capital to or receive distributions and dividends from Yueshang Beijing.

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PRC Laws and Regulations on Taxation

Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017 and on December 29, 2018 separately. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

Yueshang Beijing and its subsidiaries are resident enterprises and pay EIT tax at the rate of 25% in the PRC. It is more likely than not that the Company and its offshore subsidiary would be treated as a non-resident enterprise for PRC tax purposes.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively. The VAT rate applicable to the company is currently 6%; the income tax rate applicable to the company is 25%. We are also eligible for receiving tax refund according to certain favorable government policies starting from 2021.

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Dividend Withholding Tax

The Enterprise Income Tax Law states that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (“Double Tax Avoidance Arrangement”) and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties (the “SAT Circular 81”) issued on February 20, 2009 by SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

We have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate. We have not filed required forms or materials with the relevant PRC tax authorities to prove that we should enjoy the 5% PRC withholding tax rate.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. We have entered into written employment contracts with all the employees and performed their obligations under the relevant PRC laws and regulations.

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Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. We have been complying with local regulations regarding social security and employee insurance.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by processing social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for or on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the SCNPC on October 28, 2010, became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with relevant laws and regulations on social insurance. Without force majeure reasons, employers must not suspend or reduce their payment of social insurance for employees, otherwise, competent governmental authorities will have the power to enforce employers to pay up social insurance within a prescribed time limit, and a fine of 0.05% of the unpaid social insurance can be charged on the part of the employers per day commencing from the first day of default. Provided that the employers still fail to make the payment within the prescribed time limit, a fine of over one time and up to three times of the unpaid sum of social insurance can be charged.

According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies at the applicable housing provident fund management center is compulsory and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The employer shall timely pay up and deposit housing provident fund contributions in full amount and late or insufficient payments shall be prohibited. The employer shall process housing provident fund payment and deposit registrations with the housing provident fund administration center. Under the circumstances where financial difficulties do exist due to which an employer is unable to pay or pay up housing provident funds, permission of labor union of the employer and approval of the local housing provident funds commission must first be obtained before the employer can suspend or reduce their payment of housing provident funds. With respect to companies who violate the above regulations and fail to process housing provident fund payment and deposit registrations or open housing provident fund accounts for their employees, such companies shall be ordered by the housing provident fund administration center to complete such procedures within a designated period. Those who fail to process their registrations within the designated period shall be subject to a fine ranging from RMB10,000 to RMB50,000. When companies breach these regulations and fail to pay up housing provident fund contributions in full amount as due, the housing provident fund administration center shall order such companies to pay up within a designated period, and may further apply to the People's Court for mandatory enforcement against those who still fail to comply after the expiry of such period.

Our PRC subsidiaries are in compliance with PRC’s social insurance and housing fund regulations.

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Regulations Related to our Business Operations in Hong Kong

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. The Company has applied and received business registration certificate in HK and is in compliance with such regulations.

Regulations related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Capital gains tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares.

Profits tax

Trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HKD 2,000,000 and 16.5% on any part of assessable profits over HKD 2,000,000 on corporations from the year of assessment commencing on or after 1 April 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD 5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

As of the date of this prospectus, the Company is in compliance with the regulations regarding Hong Kong taxation.

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MANAGEMENT

Executive Officers and Directors

The following table provides information regarding the executive officers and directors of the Company as of the date of this prospectus:

Name:	Age:	Positions with the Company:
Zheng Dai	45	Chairman of the Board
Pijun Liu	38	Chief Executive Officer and Director (Principal Executive Officer)
Kean Tat Che	38	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)
Zhuo Li	32	Chief Operation Officer and Director
Biming Guo	48	Independent Director and Chair of Audit Committee Chair
Daxue Li	50	Independent Director and Chair of Compensation Committee Chair
Yuxing Ye	41	Independent Director and Chair of Nominating Committee Chair
Hung Fai Choi	35	Independent Director
Ning Qin	39	Independent Director

Business Experience

Zheng Dai, Chairman of the Board

Mr. Dai is a graduate of Fuzhou Finance University in the PRC and majored in Finance and Economics. Mr. Dai began his career in the internet and information technology industry in 1998. Between 2000 and 2004, he served as the Chief Technology Officer for China Interaction Media Group. Between 2006 and 2012, he was a co-founder and Vice President of Qunar Cayman Islands Limited (Nasdaq: QUNR). Since 2014, Mr. Dai has served on several boards that represent timeshare owners and their interests. Mr. Dai’s primary responsibility with the Company will be leveraging his existing industry connections to assist in the implementation of our business plan. Mr. Dai holds a Bachelor degree in Investment management from China Fuzhou University.

Pijun Liu, Chief Executive Officer and Director

Mr Liu has more than 15 years of experience in tourism operations and team management. From 2004 to 2006, he worked for eLong.com and International Hotel Group, during which he hosted the first Caofeidian Forum. From 2009 to 2014 Mr. Liu founded the high-star hotel alliance-Wandian Alliance and led the team to achieve significant results. From 2014 to 2017, Mr. Liu served as the founder and CEO of Zhiding.com. He led the team to obtain 8 million RMB in Series A funding from 58.com and other institutions. He received the “Gold Award” in the Global Travel Conference in 2017. Since 2019, Mr. Liu has served as the co-founder and CEO of Yueshang Group, he is responsible for investment operations and team management. Mr. Liu graduated from Wuhan University of Technology in 2004 and did post graduate studies in the School of Finance at Renmin University of China from 2018 to 2019.

Kean Tat Che, Chief Financial Officer and Director

Mr. Che is a member of CPA Australia and has over 15 years of experience in accounting, auditing, corporate finance and IPO advisory. In 2006, he started his career as auditor with Ernst & Young LLP and left the firm in 2009. From 2009 to 2012, he worked as Corporate Finance Manager with ICH Group, which was involved in several IPOs in South East Asia region. In 2013, he served as Vice President in Auscar Wealth Management Sdn Bhd, responsible for corporate finance, fund raising, merger and acquisition. From 2013 to 2016, he worked as Chief Financial Officer at Heyu Capital Group. From 2019 to 2020, he worked as Group CFO in Nova Group Holdings (Hong Kong Stock Exchange: 1360), responsible for the group financial affairs, corporate financial activities, merger & acquisition and corporate restructurings. From 2020 to Present, Mr. Che is working as Vice President and Chief Financial Officer of Central Holding Group Ltd (Hong Kong Stock Exchange: 1735), and CFO, Secretary & Executive Director at WeTrade Group, Inc. In his current role, Mr. Che is tasked with the corporate affairs and potential mergers and acquisition. Mr. Che graduated from the University of Adelaide in Australia and majored in Accounting and Finance in 2005.

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Zhuo, Li, Chief Operation Officer and Director

Zhuo, Li has over 10 years of experience in the investment and financing industries. Since 2011, he is the founder and remains the Chairman of Lixingde Capital Group, an asset management company involved in corporate fundraising, financial advisory, and wealth management. In his current role, Mr. Li is tasked with seeking potential investors and funding for the company future’s acquisition and development. Mr. Li graduated in 2011 from Beijing Commercial University in PRC with a degree in Economics.

Biming Guo, Independent Director, Chair of Audit Committee and member of Compensation Committee

Mr. Guo has over 25 years of experience as a CPA in M&A, investment and finance. Mr. Guo now serves as the Accountant-in-Chief and Legal Representative at Jinchengfeng (Xiamen) CPA, an accounting firm in China, where he manages a team of 20 people, focusing on various NEEQ and IPO projects, as well as internal control and tax management counseling. Between April 2016 and April 2018, Mr. Guo was a Senior Auditor at Zhongxincai Guanghua CPA LLP in Beijing, China, where he spearheaded various NEEQ, IPO, internal control and tax management counseling projects. Between July 2014 and March 2016, Mr. Guo was a Project Manager at Founder Securities Co., Ltd, where he served as a financial consultant, responsible for analyzing and performing due diligence on various major assets in underwriting, restructuring, and M&A projects. Mr. Guo started his career in 1996 at Ji’an Developmental Bank, where he served for over a decade in credit risk management. Mr. Guo graduated from Nanchang University in China with a bachelor’s degree. He has been a CPA since 2004, a Certified Tax Agent since 2005, and a licensed attorney since 2010.

Daxue Li, Independent Director, Chair of Compensation Committee and member of Audit Committee and Nominating Committee

Mr. Li has more than 20 years of experience in TMT, e-commerce and information technology industry. He was the vice-president and CTO of Tianji Network Company, in charge of technology research and development, technical service and customer execution. From 2008-2015, he served as senior vice president of JD.com group (Nasdaq: JD), in charge of technology research and development system. In 2015 he founded the Ciyun Technology Co Ltd. and remains the CEO. He is also the honorary technical advisor of the JD.com group. In 1988, he was admitted to the Mathematics Department of Shandong University with the highest score of Science in the college entrance examination of the whole country and holds a Bachelor degree in Mathematics from Shandong University.

Yuxing Ye, Independent Director, Chair of Nominating Committee and member of Audit Committee and Compensation Committee

Mr. Ye is an attorney licensed to practice in New York State and has over 13 years of experience in advising multinational and PRC companies in corporate law, banking law, investment funds, mergers and acquisitions and regulatory and compliance matters. Mr. Ye started his career as an in-house legal counsel with Bank of China, New York Branch and subsequently with The Bank of Nova Scotia, Singapore Branch, covering a broad range of legal matters involving US sanctions, regional credit markets, derivatives and fixed income products. From 2011 to 2017, he worked as an associate/of counsel with the UK based magic circle law firm Allen Overy LLP and PRC based red circle law firm King & Wood Mallesons and became a partner in 2018 at King & Wood Malleson. Mr. Ye’s legal practice focuses on cross-border merger and acquisitions as well as the related regulatory and compliance matters, involving take-over bids, asset and share purchases/divestures, project/acquisition financings, restructuring, US export control and other commercial arrangements etc. In early 2020, Mr. Ye joined another PRC red circle law firm Zhong Lun as a partner and continues his practice in the aforementioned space, with an even broader coverage of PRC listed companies and investment funds in their outbound acquisitions as well as compliance with US and European regulatory regimes. Mr. Ye obtained his Juris Doctor degree from the Benjamin N. Cardozo School of Law, Yeshiva University in New York in 2007.

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Hung Fai Choi, Independent Director and member of the Audit Committee and Nominating Committee

Mr. Choi has over 10 years of experience in securities trading, fundraising activities, corporate finance and project investments. Mr. Choi possesses knowledge in financial analysis, corporate finance, corporate valuation and corporate governance. Mr. Choi is currently the founder and managing director of Draco Capital Limited and a responsible officer for Type 6 (advising on corporate finance) regulated activity of Draco Capital Limited under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). Mr. Choi is principally responsible for advising on corporate finance activities, pre-initial public offerings, merger & acquisitions, fundraising activities and corporate restructurings for private and public companies in the PRC, Malaysia and Hong Kong. Mr. Choi graduated with a bachelor’s degree in business administration from the Chinese University of Hong Kong, and obtained a master of finance degree in corporate finance from the University of New South Wales in Australia.

Ning Qin, Independent Director and member of the Compensation Committee and Nominating Committee

Mr. Qin has over 15 years of experience as a corporate counsel and lawyer, in M&A, investment and finance. In 2003, he started his career as Clerk with the Court of Baqiao District of Xi’an in China and left in 2004. From 2004 to 2005, he worked as Paralegal with Shaanxi Haipu Law Firm in Xi’an of China. In 2008, he worked as a paralegal with Jane Willems’ Firm in Paris, France. From 2009 to 2013, he served as Senior Manager in Tian An China Investment Ltd., (stock code: 0028), listed on the HK stock exchange, responsible for the China legal and investment. In 2013, he worked as General Manager in Shaanxi HDTX Investment Ltd. In 2016, he served as Executive Director in Yulin FFL Environmental Energy Limited (member of ENGIE Group in France). In 2018, he worked as Assistant President in Guanghui Energy Group (stock code: 600256), listed on the SHH stock exchange. From 2020 to present, he is working as Equity Partner in Zhonglun W&D Law Firm in Xi’an. Mr. Qin is a graduate from the Law school of Versailles University in France, and majored in Arbitration and International business in 2008.

Family Relationships

None of the directors or executive officers at the Company have a family relationship as defined in Item 401 of Regulation S-K.

Election of Officers

Each of our directors is appointed to hold office until the next annual meeting of our shareholders, until her or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Wyoming law. Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Board of Directors

We currently have a board of directors consisting of nine members, a majority of whom are “independent” as defined in Nasdaq Rule 5605. We expect that all current directors will continue to serve after this offering. The directors will be re-elected at our annual general meeting of shareholders.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

Board Committees

We have established three committees under the board of directors: Audit Committee, Compensation Committee and Nominating Committee. Each committee is governed by a charter approved by our board of directors. Copies of the charters have been submitted as exhibits to the registration statement of which this prospectus is a part and will be available at our investor relations website.

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Audit Committee

Our Audit Committee consists of Biming Guo (Chair), Daxue Li, Yuxing Ye, and Hung Fai Choi. Each member of the Audit Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee Financial Expert is Biming Guo who qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the definition of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

●	selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

●

reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

●	discussing the annual audited financial statements with management and our independent registered public accounting firm;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	meeting separately and periodically with the management and our independent registered public accounting firm;

●	regularly reporting to the full board of directors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

●	such other matters that are specifically delegated to our Audit Committee by our board of directors from time to time.

Compensation Committee

Our Compensation Committee consists of Daxue Li (Chair), Biming Guo, Yuxing Ye and Ning Qin. Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	periodically reviewing and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

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Nominating Committee

Our Nominating Committee consists of Yuxing Ye (Chair), Daxue Li, Hung Fai Choi and Ning Qin. Each member of the Nominating Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating Committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	annually reviewing with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●

advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten (10) years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees. A copy of the code of business and ethics has been filed as an exhibit to the registration statement of which this prospectus is a part and will be available on our investor relations website.

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EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended December 31, 2020 and 2019, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary($)	Bonus($)	StockAwards ($)	All Other Compensation ($)	Total($)
Pijun Liu	2020	-	-	-	-	-
CEO	2019	-	-	-	-	-
Kean Tat Che	2020	-	-	-	-	-
CFO and Secretary	2019	-	-	-	-	-
Zheng Dai	2020	-	-	-	-	-
CTO	2019	-	-	-	-	-
Zhuo Li	2020	-	-	-	-	-
COO	2019	-	-	-	-	-

Employment Agreements

Our employment agreements with our officers generally provide employment for a specific term and set annual salaries, health insurance, pension insurance, paid vacation, and family leave time. The agreement may be terminated by either party as permitted by law.

We have entered into an employment agreement with each of Zheng Dai, our Chairman, and Pijun, Liu, our Chief Executive Officer, effective from September 1, 2020 through August 31, 2024.

Under the terms of the agreements, each of Messrs. Dai and Liu are entitled to receive a monthly salary of $8,000, effective from March 1, 2021, plus one month’s additional salary by the end of each year. All of these are payable in the equivalent amount of either in Hong Kong Dollars or Chinese Renminbi. Any variances are mainly due to fluctuation of currency exchange.

We have also entered into an employment agreement with each of Kean Tat Che, our Chief Financial Officer and Zhuo, Li, our Chief Operating Officer, effective from March 28, 2019 through March 27, 2023.

Under the terms of the agreements, each of Messrs. Che and Li are entitled to receive a monthly salary of $5,000, effective from March 1, 2021, and plus one month’s additional salary by the end of each year. All of these are payable in the equivalent amount of either in Hong Kong Dollars or Chinese Renminbi. Any variances are mainly due to fluctuation of currency exchange.

Director Compensation - Fiscal Years 2020 and 2019

We have not paid any compensation to our directors for the past two fiscal years other than reimbursement for their expenses.

Director Compensation - Non-Employee Directors

On September 1, 2020, we entered into service contract with each of our independent directors Daxue Li, Yuxing Ye, Hung Fai Choi and Ning Qin. The contracts have a term of two years commencing September 1, 2020 and we agree to pay $2,000 per month commencing March 1, 2021 plus one month’s additional salary by the end of each year.

We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. For the years ended December 31, 2020 and 2019, we did not pay any non-employee directors.

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RELATED PARTY TRANSACTIONS

As of December 31, 2020, amount due to related parties consist of the following:

	As of December 31, 2020	As of December 31, 2019

Related parties payable	276,500	254,515
Related party loan	140,000	1,500,000
	$416,500	1,754,515

The related party balance of $416,500 represented an outstanding loan of $140,000 from the related company owned by Company’s director, Zheng Dai, for daily business operation in Singapore, and professional expenses paid on our behalf by three directors of $276,500 in the aggregate and which consist of $224,500 advance from Dai Zheng, $42,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term and imputed interest is consider to be immaterial.

The Company has settled related party loans of $650,000 and $710,000 in January 21, 2020 and March 2, 2020 respectively due to cost cutting in business operation in Singapore as a result of a change in business plan. As of December 31, 2020, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

As of December 31, 2019, amount due to related parties consist of the following:

As of December 31, 2019

Related parties payable	254,515
Related party loan	1,500,000
$1,754,515

The related party balance of $1,754,515 represented an outstanding loan of $1,500,000 from the related company owned by the Company’s director, Zheng Dai, for the future business operation, and professional expenses paid on behalf of the Company of $254,515 and which consist of a $224,515 advance from Dai Zheng, a $20,000 advance from Li Zhuo and a $10,000 advance from Che Kean Tat. It is unsecured, interest-free with no fixed payment term, for loan purpose.

As of June 30, 2021, amount due to related parties consist of the following:

	As of June 30, 2021	As of December 31, 2020

Related parties payable	$276,500	$276,500
Related party loan	140,000	140,000
Director fee payable	144,000	-
	$560,500	$416,500

The related party balance of $560,500 represented an outstanding loan of $140,000 from the related company owned by Company’s director-Dai Zheng for daily business operation in Singapore, and professional expenses paid on behalf by Director of $276,500 and which consist of $224,500 advance from Dai Zheng, $42,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term and imputed interest is consider to be immaterial.

As of June 30, 2021, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of our common stock as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% our outstanding common stock;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

The number and percentage of common stock beneficially owned before the offering are based on 305,451,498 shares of common stock issued and outstanding as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares of common stock beneficially owned by a person listed below and the percentage ownership of such person, common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all common stock shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at No. 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China, 100020. As of the date hereof, we have 365 shareholders of record.

Executive Officers and Directors	Amount of Beneficial Ownership of Common Stock(1)	Pre-Offering Percentage Ownership of Common Stock(2)	Post-Offering Percentage Ownership of Common Stock (2)(3)
Directors and Named Executive Officers:
Zheng Dai (4)	87,150,483	28.5%	27.6%
Pijun Liu	14,959,700	4.8%	4.7%
Kean Tat Che	9,833,000	3.2%	3.1%
Li Zhuo	9,833,000	3.2%	3.1%
Biming Guo	-	-	-
Daxue Li	-	-	-
Yuxing Ye	-	-	-
Hung Fai Choi	-	-	-
Ning Qin	-	-	-
All executive officers and directors as a group (9 persons)	121,776,183	39.86%	38.6%

5% or Greater Stockholders
Future Science and Technology Co Ltd(4)	87,150,483	28.5%	27.6%
AiShangYou Limited(5)	81,725,304	26.8%	25.9%
LD Property Limited (6)	18,000,000	5.9%	5.7%

*Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common stock. All shares represent only common stock held by shareholders as no options are issued or outstanding.

(2)	Calculation based on 305,451,498 shares of common stock issued and outstanding as of the date of this prospectus.

(3)	Assuming 10,000,000 shares of common stock are issued in this offering, not including shares of common stock underlying the underwriter’s Over-Allotment Option.

(4)	Zheng Dai has sole voting and dispositive power over the shares held by Future Science and Technology Co Ltd.

(5)	Shufeng Zang, a non-affiliate of the registrant, has sole voting and dispositive power over the shares held by AiShangYou Limited.

(6)	It is an equity incentive trust company, the ordinary shares under this company were held for the employees of the Company, and therefore are not free-trading shares.

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DESCRIPTION OF SHARE CAPITAL

Our authorized capital stock consists of unlimited shares of common stock, no par value per share and 0 (zero) shares of preferred stock.

The following summary of the material provisions of our common stock and Articles of Incorporation is qualified by reference to the provisions of our Articles of Incorporation included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. Holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. The Company can issue shares at any time, without a shareholder meeting or shareholder consent. The Company may at any time, increase the number of shares, split their shares, forward or reverse, as well as change their name without a shareholder meeting consistent with the provisions of the Wyoming Business Corporations Act. The Company may amend its Articles of Incorporation at any time, by way of a board resolution and without a shareholder meeting consistent with the provisions of the Wyoming Business Corporations Act. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution after the payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption, or conversion rights.

Preferred Stock

Our Articles of Incorporation do not authorize the issuance of preferred stock.

Cash Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of our board of directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Wyoming law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Wyoming law, including in circumstances in which indemnification is otherwise discretionary under Wyoming law.

Under Wyoming law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;

•

reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

66

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our common stock is quoted on the OTC Pink Market under the symbol “WETG”, however, there has been no established public trading market for our common stock. We expect the offering price to be $5.00 per share of common stock. Future sales of substantial amounts of common stock in the public market after our offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering, we will have an aggregate of shares of common stock outstanding, assuming the underwriter does not exercise the Over-Allotment Option. The common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act. We have applied to list our common stock on the Nasdaq Capital Market. This offering is contingent upon us listing our common stock on Nasdaq or another national exchange. There is no guarantee or assurance that our common stock will be approved for listing on the Nasdaq Capital Market or another national exchange.

Lock-up Agreements

We have agreed, for a period of 180 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our common stock and securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriter.

Furthermore, our officers, directors and certain shareholders have also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our common stock s and securities that are substantially similar to our common stock. These parties collectively own 95.2% of our outstanding common stock, without giving effect to this offering.

The restrictions described in the preceding paragraphs are subject to certain exception. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our common stock. However, one or more existing shareholders may dispose of significant numbers of our common stock in the future. We cannot predict what effect, if any, future sales of our common stock, or the availability of common stock for future sale, will have on the trading price of our common stock from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the trading price of our common stock.

Rule 144

All of our common stock that will be outstanding upon the completion of this offering, other than those common stock sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding shares of common stock, which immediately after this offering will equal shares of common stock, assuming the underwriter does not exercise their Over-Allotment Option; or

●	the average weekly trading volume of our common stock, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our common stock from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those common stock in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

67

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Univest Securities, LLC, which we sometimes refer to herein as the “Underwriter”. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of shares of our common stock indicated below:

Name:	Number of Shares:
Univest Securities, LLC	10,000,000
Total:	10,000,000

The Underwriter is committed to purchase all the shares of common stock offered by this prospectus if it purchases any shares. The Underwriter is not obligated to purchase the common stock covered by the Underwriter’s over-allotment option to purchase common stock described below. The Underwriter is offering the common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. This offering is contingent upon us listing our common stock on Nasdaq or another national exchange.

Over-Allotment Option

We have granted to the underwriter a 45-day option to purchase up to an aggregate of additional shares of common stock (equal to 15% of the number of shares of common stock sold in the offering), in any combination thereof, at the offering price per share set forth on the cover page of the registration statement of which this prospectus forms a part, less underwriting discounts.

Discounts and Expense Reimbursement

Under the underwriting agreement, we have agreed to give the Underwriter a discount equal to 6.5% of the offering price.

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total offering price, underwriting discounts to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a $5.00 per share offering price.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Offering Price	$5.00	$50,000,000	$57,500,000
Underwriting Discounts	$0.325	$3,250,000	$3,737,500
Proceeds to us, Before Expenses	$4.675	$46,750,000	$53,762,500

Under the underwriting agreement, we have agreed to pay the Underwriter’s reasonable out-of-pocket expenses (including fees and expenses of the Underwriter’s counsel) incurred by the Underwriter in connection with this offering of up to $230,000, including but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check. We have paid $80,000 to the Underwriter as an advance to be applied towards the out-of-pocket expenses. Any unused portion of the advances shall be returned to the Company upon the termination date in the event that the advances are not expended.

68

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’s discounts and reimbursable out-of-pocket expenses, will be approximately $600,000, all of which are payable by us.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. The underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We have agreed to grant the Underwriter, for the 12-month period following the first day of trading of our common stock, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the Underwriter's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal granted hereunder may be terminated by the Company for "cause," which shall mean a material breach by the Underwriter of the terms of its engagement letter with the Company or a material failure by the Underwriter to provide the services as contemplated by such engagement letter.

Observer’s right

For the period of one year from the effective date of the registration statement of which this prospectus forms a part, upon notice from the Underwriter to the Company, the Underwriter shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the board of directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Underwriter and its counsel in connection with such representative’s attendance at meetings of the board of directors; and provided further that upon written notice to the Underwriter, the Company may exclude the representative from meetings where, in the written opinion of counsel for the Company, the representative’s presence would destroy the attorney-client privilege. The Company agrees to give the Underwriter written notice of each such meeting and to provide the Underwriter with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors, and reimburse the representative of the Underwriter for his or her reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation, as well fees or compensation not in excess of those received by other non-employee members of the board of directors of the Company.

Lock-Up Agreements

Each of our officers, directors, and certain existing shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 180 days from the date of this prospectus is a part without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

69

Determination of Offering Price

The offering price of the common stock we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We intent to apply to have our common stock approved for listing/quotation on the Nasdaq Capital Market under the symbol “WETG.” We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed.

If our shares of common stock are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards of the Nasdaq Capital Market. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

70

LEGAL MATTERS

The validity of the common stock offered hereby will be opined upon for us by Ortoli Rosenstadt LLP. Beijing Jintai Law Firm is acting as counsel to our Company regarding PRC law matters. Hunter Taubman Fischer & Li LLC is acting as United States securities counsel to the underwriter. Ortoli Rosenstadt LLP may rely upon Beijing Jintai Law Firm with respect to matters governed by the law of the PRC.

EXPERTS

The consolidated financial statements for the year ended December 31, 2020 and for the period from inception (March 28, 2019) to December 31, 2019, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of TAAD LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of TAAD LLP is located at 20955 Pathfinder Road, Suite 100, Diamond Bar, CA 91765.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon closing of our public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

71

Financial Statements and Selected Financial Data

The following financial information summarizes the more complete historical financial information included in this prospectus.

F-1

WETRADE GROUP INC

BALANCE SHEETS

(All amounts shown in U.S. Dollars)	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,210,464	$4,640,603
Accounts Receivables	4,151,236	2,609,520
Note receivable	3,665,808	3,097,981
Other receivables	12,898	5,771
Prepayments	1,863,217	61,707
Total current assets	12,903,623	10,415,582
Non current Assets:
Property and equipment, net	170,428	-
Right of use assets	2,574,212	2,813,186
Intangible asset, net	43,411	49,029
Rental deposit	34,058	264,910
Total non-current assets	2,822,109	3,127,125

Total Assets:	$15,725,732	$13,542,707

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Account payables	184,891	8,176
Accrued expenses	223,815	263,355
Tax payables	272,210	828,695
Amount due to related parties	560,500	416,500
Lease liabilities, current	612,537	569,865
Other payables	176,254	90,633

Total Current Liabilities	2,030,207	2,177,224

Lease liabilities, non current	2,187,361	2,471,598
Total Liabilities	$4,217,568	$4,648,822

Stockholders’ Equity:
Common Stock; $0.00 per share par value; 305,451,498 issued and outstanding at June 30, 2021 and December 31, 2020	-	-
Additional Paid in Capital	6,057,520	6,057,520
Accumulated other comprehensive income	698,900	578,735
Retained Earning	4,751,744	2,257,630
Total Stockholders’ Equity	$11,508,164	$8,893,885

Total Liabilities and Stockholders’ Equity	$15,725,732	$13,542,707

The accompanying notes are an integral part of these unaudited financial statements.

F-2

WETRADE GROUP INC

STATEMENTS OF OPERATIONS

Unaudited

	For the Three Months Ended June 30, 2021	For the Three Months Ended June 30, 2020	For the Six Months Ended June 30, 2021	For the Six Months Ended June 30, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Service revenue, related party	$-	$855,293	$-	$876,363
Service revenue	3,882,893	-	6,663,816	-
Total service revenue	3,882,893	855,293	6,663,816	876,363
Cost of revenue	(190,459)	-	(336,767)	-
Gross Profit	3,692,434	855,293	6,327,049	876,363

Operating expenses
General and administrative expense	$1,767,457	$272,608	$3,656,646	$297,698
Total operating expenses	(1,767,457)	(272,608)	(3,656,646)	(297,698)

Profit from operations	1,924,977	582,685	2,670,403	578,665
Other revenue	115,084	121	198,599	121

Profit before provision for income taxes	2,040,061	582,806	2,869,002	578,786
Income tax provision	(198,031)	(12,553)	(374,888)	(12,553)

Net income	$1,842,030	$570,253	$2,494,114	$566,233

Comprehensive income
Net income	$1,842,030	$570,253	$2,494,114	$566,233
Other comprehensive income
Foreign currency translation adjustment	172,098	(3,559)	120,165	(57,060)

Total comprehensive income	$2,014,128	$566,694	$2,614,279	$509,173

Earning per share, basic and diluted	$0.01	$0.00	$0.01	$0.00

Weighted-average shares outstanding, basic and diluted*	305,451,498	302,721,999	305,451,498	301,888,665

____________

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these unaudited financial statements.

F-3

WETRADE GROUP INC

STATEMENTS OF CASH FLOWS

	For the Period	From the period
	June 30, 2021	June 30, 2020
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net Income	$2,494,114	$566,233
Adjustment to reconcile net income to cash flows from operating activities:
Amortization of intangible asset	6,206	-

Changes in Operating Assets and Liabilities:
Accounts receivables	(1,509,231)	(444,473)
Note receivable	(564,562)	-
Other receivables	227,063	(20,688)
Prepayments	(1,407,521)	(56,422)
Amount due to related parties	144,000	(1,338,014)
Intangible assets	-	(54,679)
Accounts payables	176,447	-
Accrued expenses	229,682	142,628
Right of use assets	272,426	-
Lease liabilities	(277,733)	-
Other payables	(753,280)	5,731
Net Cash Used in Operating Activities:	$(962,389)	$(1,199,684)

Cash flow from investing activity:
Office equipment	(170,265)	-
Net cash provided by investing activity:	(170,265)	-
Cash flow from financing activities:
Share issued for cash	-	219,202
Net cash provided by financing activities:	-	219,202
Effect of exchange rate changes on cash	(297,485)	(60,620)
Change in Cash and Cash Equivalents:	(1,430,139)	(1,041,102)

Cash and Cash Equivalents, Beginning of Period	$4,640,603	$6,591,128

Cash and Cash Equivalents, End of Period	$3,210,464	5,550,026

Supplemental Cash Flow Information:
Cash paid for interest	-	-
Cash paid for taxes	$1,078,125	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-4

WETRADE GROUP INC AND SUBSIDIARY

Statement of Changes in Stockholders’ Equity (Deficit)

Period Ended June 30, 2021 and 2020

Three months ended June 30, 2021 (Unaudited)

	Common Stock		Additional Paid in	Retained Earnings (Accumulated	Accumulated Other comprehensive	Total Shareholder Equity
	Shares	Amount	Capital	Deficit)	income (loss)	(Deficit)
Balance as of March 31, 2021	305,451,498	$-	$6,057,520	$2,909,714	$526,802	$9,494,036
Foreign currency translation adjustment			-		172,098	172,098
Net income for the period				1,842,030	-	1,842,030
Balance as of June 30, 2021	305,451,498	$-	$6,057,520	$4,751,744	$698,900	$11,508,164

Six months ended June 30, 2021 (Unaudited)

	Common Stock		Additional Paid in	Retained Earnings (Accumulated	Accumulated Other comprehensive	Total Shareholder Equity
	Shares	Amount	Capital	Deficit)	income (loss)	(Deficit)
Balance as of December 31, 2020	305,451,498	$-	$6,057,520	$2,257,630	$578,735	$8,893,885
Foreign currency translation adjustment	-	-	-	-	120,165	120,165
Net income for the period	-	-	-	$2,494,114	-	$2,494,114
Balance as of June 30, 2021	305,451,498	$-	$6,057,520	$4,751,744	$698,900	$11,508,164

Three months ended June 30, 2020 (Unaudited)

	Common Stock		Additional Paid in	Retained Earnings (Accumulated	Accumulated Other comprehensive	Total Shareholder Equity
	Shares*	Amount	Capital	Deficit)	income (loss)	(Deficit)
Balance as of March 31, 2020	305,221,998	$-	$5,300,020	$(417,868)	$(57,060)	$4,825,092
Foreign currency translation adjustment			-		(3,559)	(3,559)
Net income for the period				566,694	-	566,694
Balance as of June 30, 2020	305,221,998	$-	$5,300,020	$148,826	$(60,619)	$5,388,227

Six months ended June 30, 2020 (Unaudited)

	Common Stock		Additional Paid in	Retained Earnings (Accumulated	Accumulated Other comprehensive	Total Shareholder Equity
	Shares*	Amount	Capital	Deficit)	income (loss)	(Deficit)
Balance as of December 31, 2019	300,222,000	$-	$5,222,020	$(417,407)	$-	$4,804,613
Stock issued during the period	4,999,998		78,000	-	-	78,000
Foreign currency translation adjustment	-	-	-	-	(60,619)	(60,619)
Net income for the period	-	-	-	$566,233	-	$566,233
Balance as of June 30, 2020	305,221,998	$-	$5,300,020	$148,826	$(60,619)	$5,388,227

_______________

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these unaudited financial statements.

F-5

Wetrade Group Inc

Notes to Financial Statements

For the Six Months Ended June 30, 2021

(Unaudited)

NOTE 1 - NATURE OF BUSINESS

Organization

WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its membership-based social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a micro-business cloud intelligence system called the “YCloud.” Our goal is to provide technical and auto-billing management services to micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis.

We provide technology services to both individual and corporate users. Through Yueshang Beijing, we provide “YCloud” service to our customer, Zhuozhou Weijiafu Information Technology Limited, or Weijiafu, a PRC technology company, which provide “YCloud” services to individual and corporate micro-business owners. The market individual micro-business owners represents a potential of 330 million users by the year of 2023. YCloud serves corporate users in multiple industries, including Yuetao Group, Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, and Zhongyanshangyue. We conduct business operations in mainland China and have established trial operations in Hong Kong, the Philippines, and Singapore. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms. Plan to negotiate with Kakao Talk, Line, Whatsapp, Ohho, and Bluechat. Additionally, we have formed long-term technical collaborations with Yuetao App, Daren App, Yuebei App, Zhiding App, Yuedian App, and Lvyue App through Weijiafu.

In January 2020, we appointed a third party software company to develop an auto-billing management system (“WeTrade System”), the early stage of the YCloud system, at the cost of RMB 400,000 (or approximately USD $62,000) to provide online payment services for micro-business owners in the PRC. The main functions of the YCloud system is to manage users’ marketing relationships, CPS commission profit management, multi-channel data statistics, AI fission and management, and improved supply chain systems.

Currently, YCloud serves the micro business industry. We expect to expand the application of YCloud to tourism, hospitality, livestreaming and short video, medical beauty and traditional retail industries.

Our Business

We believe that YCloud the first global micro-business cloud intelligent internationalization system. It conducts multi-channel data analysis through the learning of big data and social recommendation relationships. It also provides users with independent research and development of community AI fission and management systems and supply chain systems. It focuses on solving the problem of new maintenance, supply chain CPS integration output, and enrich the functional needs of users. YCloud has four main functions and competitive advantages as follows

Multiple integrated payment methods and payment analytics: the YCloud system provides micro-business owners with multiple payment methods such as Alipay, WeChat, and UnionPay. The total order amount is directly entered into the platform to collect funds in separate accounts. Using YCloud’s technology support, the micro-business owners offer multiple channels of payments to their customers, including Alipay, WeChat, and UnionPay. Meanwhile, YCloud assigns a bar code to merchandises that purchasers can then scan to pay, allowing purchasers to make payments both online and offline. This proprietary payment technology allows our customers to reduce labor costs and error rates, thus significantly improving data analysis.

F-6

Team management: the YCloud system utilizes user marketing relationship tracking and CPS commission revenue management tools.

AI fission and management: using intelligent robots to analyze user behavior, data sharing, purchase history, and other data, the YCloud system provides tailored recommendations and displays. For example, the YCloud system connects users’ behavior across multiple apps and platforms and makes automatic recommendations based on the analysis.

Supply chain system integration: the YCloud system applies cross-platform resource integration technology. The integration allows the multi-channel output of high-quality products creates a seamless connection between suppliers and customers. The YCloud provides a complete supply chain system integrating supply, sales, finance, and service.

The following diagram sets forth the structure of the Company as of the date of this Current Report:

Our business and corporate address in the United States is 1621 Central Ave, Cheyenne, WY 82001 Our telephone number is +852-67966335 and our registered agent for service of process is Wyoming Registered Agent, 1621 Central Ave, Cheyenne, WY 82001. Our fiscal year end is December 31. Our Chinese business and corporate address is No 1 Gaobei South Coast, Yi An Men 111 Block 37, Chao Yang District, Beijing City, People Republic of China, Tel. +8610-85788631. The Chinese address is where our management is located.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation of financial statements

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

The condensed consolidated financial statements of the Company as of and for the six months ended June 30, 2021 and 2020 are unaudited. In the opinion of management, all adjustments (including normal recurring adjustments) that have been made are necessary to fairly present the financial position of the Company as of June 30, 2021, the results of its operations for the period ended June 30, 2021 and 2020, and its cash flows for the period ended June 30, 2021 and 2020. Operating results for the quarterly periods presented are not necessarily indicative of the results to be expected for a full fiscal year. Certain prior period amounts in the consolidated financial statements and accompanying notes have been reclassified to conform to the current period’s presentation. The balance sheet as of December 31, 2020 has been derived from the Company’s audited financial statements included in the Form 10-K for the year ended December 31, 2020.

F-7

The statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements and other information included in the Company’s Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2020.

As of June 30, 2021, the details of the consolidating subsidiaries are as follows:

	Place of	Attributable
Name of Company	incorporation	equity interest %
Utour Pte Ltd	Singapore	100%

WeTrade Information Technology Limited (“WITL”)	Hong Kong	100%

Yueshang Information Technology (Beijing) Co., Ltd. (“YITB”)	P.R.C.	100%
Yueshang Group Network (Hunan) Co., Limited (“Yueshang Hunan”)	P.R.C	100%
Yueshang Technology Group (Hainan Special Economic Zone) Co. Limited (“Yueshang Hainan”)	P.R.C	100%
WeTrade Digital (Beijing) Technology Co Limited (FKA: XiaoShang Technology Beijing Co Limited)	P.R.C	100%

Nature of Operations

WeTrade Group Inc. (the “Company” or or “We’ or “Us”) is a Wyoming corporation incorporated on March 28, 2019. The Company is an investment holding company that formed as a Wyoming corporation to use as a vehicle for raising equity outside the US.

	Place of	Nature of
Name of Company	incorporation	operation
Utour Pte Ltd	Singapore	Investment holding company

WeTrade Information Technology Limited (“WITL”)	Hong Kong	Investment holding company

Yueshang Information Technology (Beijing) Co., Ltd. (“YITB”)	P.R.C.	Providing of social e-commerce services, technical system support and services
Yueshang Group Network (Hunan) Co., Limited (“Yueshang Hunan”)	P.R.C	Providing of social e-commerce services, technical system support and services
Yueshang Technology Group (Hainan Special Economic Zone) Co. Limited (“Yueshang Hainan”)	P.R.C	Providing of social e-commerce services, technical system support and services
WeTrade Digital (Beijing) Technology Co Limited (FKA: XiaoShang Technology Beijing Co Limited)	P.R.C	Providing of social e-commerce services, technical system support and services

F-8

COVID-19 outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

Revenue recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying unaudited condensed consolidated balance sheets for cash and cash equivalents approximate their fair value. All of the Company’s cash that is held in bank accounts in Singapore and PRC is not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance in the PRC, or Singapore.

Foreign Currency

The Company’s principal country of operations is the PRC. The accompanying consolidated financial statements are presented in US$. The functional currency of the Company is US$, and the functional currency of the Company’s subsidiaries is RMB. The consolidated financial statements are translated into US$ from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting translation adjustments are recorded as a component of shareholders’ equity included in other comprehensive income. Gains and losses from foreign currency transactions are included in profit or loss. There were no gains and losses from foreign currency transactions from the inception to June 30, 2021.

The balance sheet amounts, with the exception of equity, June 30, 2021 and December 31, 2020 were translated at 6.45 RMB and 6.53 RMB to $1.00, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to statements of operations and comprehensive income (loss) accounts for the period ended June 30, 2021 and year ended December 31, 2020 were 6.46 RMB and 6.84 RMB to $1.00, respectively. Cash flows were also translated at average translation rates for the year and, therefore, amounts reported on the statement of cash flows would not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. The transactions dominated in SGD are immaterial.

	June 30, 2021	December 31, 2020
RMB: US$ exchange rate	6.46	6.53

F-9

Use of Estimate

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash on hand amounted to $3,210,464 as of June 30, 2021.

Accounts receivable

Accounts receivable are presented net of allowance for doubtful accounts. The Group uses specific identification in providing for bad debts when facts and circumstances indicate that collection is doubtful and based on factors listed in the following paragraph. If the financial conditions of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowance may be required.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts on general basis taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the customers as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use substantial judgment in assessing its collectability.

Intangible Asset

Intangible asset is software development cost incurred by company, it will be amortized on a straight line basis over the estimated useful life of 5 years.

Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and any recorded impairment. The estimated useful lives of computer and office equipment is 3 years.

Leases

The Company adopted Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

Operating leases are included in operating lease right-of-use (“ROU”) assets and short-term and long-term lease liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, we use the industry incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

F-10

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company’s financial statements. Capital lease classification resulted in a liability that was recorded on a company’s balance sheet, whereas operating leases did not impact the balance sheet. After the new adoption, $2,574,212 of operating lease right-of-use asset and $2,799,898 of operating lease liabilities were reflected on the Company’s June 30, 2021 financial statements.

ASU 2016-02 requires that public companies use a secured incremental browning rate for the present value of lease payments when the rate implicit in the contract is not readily determinable. We determine a secured rate on a quarterly basis and update the weighted average discount rate accordingly. Lease terms and discount rate follow:

Lease cost	In USD
Operating lease cost (included in general and admin in company’s statement of operations)	$230,770

Other information
Cash paid for amounts included in the measurement of lease liabilities for the six months ended 6/30/2021	351,456
Weighted average remaining lease term-operating leases (in years)	4.17
Average discount rate - operating leases	5%

The supplemental balance sheet information related to leases for the period is as follows:
Operating leases
Long -term right-of-use assets	2,574,212
Total right-of-use assets	$2,574,212

Short-term operating lease liabilities	612,537
Long-term operating lease liabilities	2,187,361
Total operating lease liabilities	$2,799,898

Maturities of the Company’s lease liabilities are as follows:

Year ending June 30,
2021	365,866
2022	698,898
2023	741,993
2024	787,140
2025	519,190
Total lease payments	3,113,087
Less: Imputed interest/present value discount	(313,189)
Present value of lease liabilities	$5,912,985

F-11

Income Tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has a subsidiary in Singapore and PRC. The Company is subject to tax in Singapore and PRC jurisdictions. As a result of its future business activities, the Company will be required to file tax returns that are subject to examination by the Inland Revenue Authority of Singapore and Tax Department of PRC.

Profit Per Share

Basic net income per share of common stock attributable to common stockholders is calculated by dividing net income attributable to common stockholders by the weighted-average shares of common stock outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding stock-based awards, warrants, options, or convertible debt using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income (loss) per share of common stock attributable to common stockholders when their effect is dilutive.

Potential dilutive securities are excluded from the calculation of diluted EPS in profit periods as their effect would be anti-dilutive.

As of June 30, 2021, there were no potentially dilutive shares.

	For the period June 30, 2021	For the period June 30, 2020
Statement of Operations Summary Information:
Net Profit	$2,494,114	$566,233
Weighted-average common shares outstanding - basic and diluted	305,451,498	301,888,665
Net loss per share, basic and diluted	$0.01	$0.00

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

F-12

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 2 inputs are inputs other than quoted prices included within

Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 4 - REVENUE

In the business of providing technical services and solutions via a social e-commerce platform, we are committed to providing an international cloud-based intelligence system and independently developed the “YCloud” system. We aim to provide technical and auto-billing management services to micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis.

We derive our revenue from service fees charged for transactions conducted through YCloud. We receive 3.5% of the total Gross Merchandise Volume generated in the platform as a service fee through our agreement with our customers (such as Weijiafu and Hainan Changtongfu), depending on the type of service and industry. Gross Merchandise Volume, or GMV, is a term used in online retailing to indicate a total sales monetary-value for merchandise sold through a particular marketplace over a certain time frame. We generally settle the service fee with customers within the first ten days of each calendar month.

As of and for the six months period ended June 30, 2021, we generated revenues from two customers amounting $6,663,816.

NOTE 5 - CASH AT BANK

As of June 30, 2021, the Company held cash in bank in the amount of $3,210,464 which consist of the following:

	June 30, 2021	December 31, 2020
Bank Deposits-China	$2,534,231	$4,593,943
Bank Deposits-Singapore	676,233	46,660
	$3,210,464	$4,640,603

F-13

NOTE 6 - INTANGIBLE ASSET

Intangible asset is software development cost incurred by company, it will be amortized on a straight line basis over the estimated useful life of 5 years as follow:

June 30, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (Years)

Intangible assets:
Software development	$57,143	$(6,206)	$50,937	5
Foreign currency translation adjustment	-	-	(7,526)
Intangible assets, net	$57,143	$(6,206)	$43,411

Amortization expense for intangible assets was $6,206 for the six months period ended June 30, 2021.

Expected future intangible asset amortization as of June 30, 2021 was as follows:

Fiscal years:
Remaining 2021	$6,206
2022	12,412
2023	12,412
Thereafter	12,381

NOTE 7 - PROPERTY AND EQUIPMENT

As of June 30, 2021, property and equipment consist of the following:

	June 30, 2021	December 31, 2020
Computer and office equipment	$170,428	$-

Depreciation expenses were nil for the period ended June 30, 2021 and December 31, 2020 respectively as the computer and office equipment were acquired on June 29, 2021.

NOTE 8 - ACCOUNT RECEIVABLES

As of June 30, 2021, account receivables consist of the following:

	June 30, 2021	December 31, 2020
Services fee receivable	$4,151,236	$2,609,520
	$4,151,236	$2,609,520

Account receivables is related to the services fee receivable from third party customers.

F-14

NOTE 9 - PREPAYMENTS

As of June 30, 2021, prepayments consist of the following:

	June 30, 2021	December 31, 2020
Office furniture	$1,226,007	$-
Block chain software and annual fee	621,016	-
Software licenses fee and others	16,194	61,707
	$1,863,217	$61,707

NOTE 10 - NOTE RECEIVABLES

As of June 30, 2021, Note receivables consist of the following:

	June 30, 2021	December 31, 2020
Note receivables	$3,665,808	$3,097,981
	$3,665,808	$3,097,981

Note receivable is related to the short-term loan of RMB 30 million (approximately of US$4.65 million) to a third party with annual interest of 5%, which will be matured on November 4, 2021.

The accrued interest and principal amount of the loan for the period ended June 30, 2021 and December 31, 2020 are as follow:

	June 30, 2021	December 31, 2020
Principal	$3,589,156	$3,064,336
Accrued interest	76,652	33,645
	$3,665,808	$3,097,981

NOTE 11 - OTHER RECEIVABLES

As of June 30, 2021, other receivables consist of rental deposit, property management fee deposit, prepaid trademark system set up fees and staff reserve fund as follow:

	June 30, 2021	December 31, 2020
Prepaid trademark and system set up fee	$-	$3,318
Staff reserve fund	12,898	2,453
	$12,898	$5,771

F-15

NOTE 12 - RENTAL DEPOSIT

As of June 30, 2021, rental deposit of $34,058 is the office lease deposit with the tenancy period of 5 years, which consist of rental deposit and property management fee deposit.

NOTE 13 - AMOUNT DUE TO DIRECTOR

As of June 30, 2021, amount due to related parties consist of the following:

	As of June 30, 2021	As of December 31, 2020

Related parties payable	$276,500	$276,500
Related party loan	140,000	140,000
Director fee payable	144,000	-
	$560,500	$416,500

The related party balance of $560,500 represented an outstanding loan of $140,000 from the related company owned by Company’s director-Dai Zheng for daily business operation in Singapore, and professional expenses paid on behalf by Director of $276,500 and which consist of $224,500 advance from Dai Zheng, $42,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term and imputed interest is consider to be immaterial.

As of June 30, 2021, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

NOTE 14 - ACCRUED EXPENSES

Accrued expenses of $223,815 consists of the accrued payroll, CPF and social welfare as follow:

	June 30, 2021	December 31, 2020
Accrued payroll	$223,815	$263,355
	$223,815	$263,355

NOTE 15 - TAX PAYABLES

As of June 30, 2021, tax payable of $272,210 (December 31, 2020: $828,695) is consist of PRC corporate income tax at the rate of 25%, Value-added Tax of 6% and PRC Urban construction tax and levies.

NOTE 16 - OTHER PAYABLES

Other payables of $176,254 is consist of the payables of securities account set up fee.

F-16

NOTE 17 - SHAREHOLDERS’ EQUITY (DEFICIT)

The company has an unlimited number of shares of common stock authorized, and has issued 305,451,498 shares with no par value as of June 30, 2021.

On March 29, 2019, the company has issued 100,000,000 shares with no par value to thirty-three founders. On September 3, 2019, the company has issued a total 74,000 shares at $3 each to 5 non-US shareholders. The total outstanding shares has increased to 100,074,000 shares as at December 31, 2019.

In February 2020, there are 1,666,666 shares issued at $3 per share to 2 new shareholders. On July 10, 2020, the company has issued another 26,000 shares at $3 per share to 2 new shareholders and the total outstanding shares has increased to 101,766,666 shares.

On September 15, 2020, the Wyoming Secretary of State approved the Company’s certificate of amendment to amend its Articles of Incorporation to effectuate a 3 for 1 forward stock split. The total issued and outstanding shares of the Company’s common stock has been increased from 101,766,666 to 305,299,998 shares, with the par value unchanged at zero.

On September 21, 2020, there are 151,500 shares issued at $5 per share to 303 new shareholders, the Company’s common stock issued has been increased to 305,451,498 shares as of December 31, 2020.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

WeTrade Group, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of WeTrade Group, Inc. and subsidiaries (the “Company”) as of December 31, 2020, 2019 and the related statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for 2020 and for the period from March 28, 2019 (inception) to December 31, 2019. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

 Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2019

Diamond Bar, California

March 31, 2021

F-18

WETRADE GROUP INC

CONSOLIDATED BALANCE SHEETS

As of December 31

(All amounts shown in U.S. Dollars)	December 31, 2020	December 31, 2019

ASSETS
Current Assets:
Cash and Cash Equivalents	$4,640,603	$6,591,128
Accounts receivables	2,609,520	-
Note receivable	3,097,981
Other receivables	270,681	-
Prepayments	61,707	-
Total Current Assets	10,680,492	6,591,128
Right of use assets	2,813,186	-
Intangible asset, net	49,029	-

Total Assets:	$13,542,707	$6,591,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Account Payables	$8,176	$-
Accrued expenses	263,355	32,000
Tax payables	828,695	-
Amount due to related parties	416,501	1,754,515
Lease liabilities, current	569,865	-
Other payables	90,632	-
Total Current Liabilities	2,177,224	1,786,515

Lease liabilities, non- current	2,471,598	-
Total Liabilities	4,648,822	1,786,515

Stockholders’ Equity:
Common Stock; $0.00 per share par value; 305,451,498 issued and outstanding at December 31, 2020 and 300,222,000 issued and outstanding at December 31, 2019*	-	-
Additional Paid in Capital	6,057,520	222,020
Share to be issued	-	5,000,000
Accumulated other comprehensive income	578,735	-
Retained Earnings/ (Accumulated Deficit)	2,257,630	(417,407)
Total Stockholders’ Equity	8,893,885	4,804,613

Total Liabilities and Stockholders’ Equity	$13,542,707	$6,591,128

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these financial statements.

F-19

WETRADE GROUP INC

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the year ended December 31, 2020	From the period March 28, 2019 (Inception) to December 31, 2019
Revenue:
Service revenue, non-related party	$3,440,312	$-
Service revenue, related party	2,831,252	-
	6,271,564	-
Cost of Revenue	(615,595)	-
Gross Profit	5,655,969
Operating Expenses:
General and Administrative	(1,901,336)	(417,407)
Operations Profit/ (Loss)	3,754,633	(417,407)
Other income	82,960	-
Net Income/ (Loss) before income tax	3,837,593	(417,407)
Income tax expense	(1,162,556)	-
Net Income/ (loss)	$2,675,037	$(417,407)
Other Comprehensive Income
Foreign currency translation adjustment	578,735	-
Comprehensive Income (Loss)	3,253,772	(417,407)

Net income (loss) per share - basic and diluted	$0.01	$(0.00)
Weighted average number of shares outstanding*; Basic and Diluted	304,166,073	300,222,000

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these financial statements.

F-20

WETRADE GROUP INC

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2020 and 2019

	Common Stock		Additional Paid in	Share to be	Retained Earnings (Accumulated	Accumulated Other comprehensive	Total Shareholder
	Shares*	Amount	Capital	issued	Deficit)	income	Equity
Balance as of March 28, 2019 (inception)	300,000,000
Stock issued during the year	222,000		222,020				222,020
Stock to be issued				5,000,000			5,000,000
Net loss for the period					(417,407)		(417,407)
Balance as of December 31, 2019	300,222,000	$-	$222,020	$5,000,000	$(417,407)	$-	$4,804,613
Stock issued during the year	5,229,498		5,835,500	(5,000,000	-	-	835,500
Foreign currency translation adjustment			-	-	-	578,735	578,735
Net income for the year				-	2,675,037	-	2,675,037
Balance as of December 31, 2020	305,451,498	$-	$6,057,520	$-	$2,257,630	578,735	$8,893,885

*Share and per share amounts have been retroactively adjusted to reflect the increased number of shares resulting from a 1:3 stock split.

The accompanying notes are an integral part of these financial statements.

F-21

WETRADE GROUP INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31, 2020 and 2019

	For the year December 31, 2020	From the period March 28, 2019 (Inception) to December 31, 2019

Cash Flows from Operating Activities:
Net Income/ (Loss)	$2,675,037	$(417,407)
Adjustment to reconcile net income to cash flows from operating activities:
Amortization of intangible assets	11,696	-
Changes in Operating Assets and Liabilities:
Trade Receivables	(2,489,993)	-
Intangible asset	(58,480)
Other receivables	(258,282)	-
Prepaid expenses	(41,141)	-
Trade payable	7,802	-
Amount due to related parties	-	254,515
Accrued expenses	220,658	32,000
Tax payables	828,695	-
Other payable	48,524	-
Right of use assets	(2,684,330)	-
Lease liabilities	2,902,151	-
Net Cash Flows provided by/ (used in) Operating Activities:	1,162,337	(130,892)

Cash flow from financing activities:
Proceeds from issuance of common stock	835,500	222,020
Share to be issued	-	5,000,000
Note receivable	(2,957,622)	-
Related party loan	(1,560,020)	1,500,000
Net cash (used in)/ provided by financing activities:	(3,682,142)	6,722,020

Effect of exchange rate changes on cash	569,280	-

Change in Cash and Cash Equivalents:	(1,950,525)	6,591,128

Cash and Cash Equivalents, Beginning of Period	6,591,128	-

Cash and Cash Equivalents, End of Period	$4,640,603	$6,591,128

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$1,162,556	$-

The accompanying notes are an integral part of these financial statements.

F-22

WeTrade Group Inc

Notes to Financial Statements

December 31, 2020

NOTE 1. NATURE OF BUSINESS

Organization

WeTrade Group, Inc. was incorporated in the State of Wyoming on March 28, 2019 and is in the business of providing technical services and solutions via its membership-based social e-commerce platform. We are committed to providing an international cloud-based intelligence system and independently developed a micro-business cloud intelligence system called the “YCloud.” Our goal is to provide technical and auto-billing management services to micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis.

We provide technology services to both individual and corporate users. Through Yueshang Beijing, we provide “YCloud” service to our sole customers, Zhuozhou Weijiafu Information Technology Limited (“Weijiafu”), a PRC technology company, which provide “YCloud” services to individual and corporate micro-business owners. The market individual micro-business owners represents a potential of 330 million users by the year of 2023. (Source: iResrarch. http://xueqiu.com/8455183447/172404679?sharetime=2,2/22/2021). YCloud serves corporate users in multiple industries, including Yuetao Group, Zhiding, Lvyue, Yuebei, Yuedian, Coke GO, and Zhongyanshangyue. We conduct business operations in mainland China and have established trial operations in Hong Kong. We expect to utilize the YCloud system to establish a global strategic cooperation with various social media platforms. Plan to negotiate with Kakao Talk, Line, Whatsapp, Ohho, and Bluechat. Additionally, we have formed long-term technical collaborations with Yuetao App, Daren App, Yuebei App, Zhiding App, Yuedian App, and Lvyue App through Weijiafu.

In January 2020, we appointed 3rd party software company to develop an auto-billing management system (“WeTrade System”), to provide online payment services for our customers in PRC. The main functions of YCloud System are users’ marketing relationship, CPS commission profit management, multi-channel data statistics, AI fission and management, improved supply chain system. YCloud applications cover the micro business industry, tourism industry, hospitality industry, livestreaming and short video industry, medical beauty industry and traditional retail industry.

Currently, YCloud serves the micro business industry. We expect to expand the application of YCloud to tourism, hospitality, livestreaming and short video, medical beauty and traditional retail industries.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

F-23

As of December 31, 2020, the details of the consolidating subsidiaries are as follows:

	Place of	Attributable
Name of Company	incorporation	equity interest %
Utour Pte Ltd	Singapore	100%

WeTrade Information Technology Limited (“WITL”)	Hong Kong	100%

Yueshang Information Technology (Beijing) Co., Ltd. (“YITB”)	P.R.C.	100%
Yueshang Group Network (Hunan) Co., Limited (“Yueshang Hunan”)	P.R.C	100%
Yueshang Technology Group (Hainan Special Economic Zone) Co. Limited (“Yueshang Hainan”)	P.R.C	100%

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates used in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates. Significant estimates include the allowance for doubtful accounts, impairment assessments of goodwill, valuation of deferred tax assets, rebilling collections and certain accrued liabilities such as contingent liabilities.

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

Revenue recognition

The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

	As of
	December 31, 2020	December 31, 2019

RMB: US$ exchange rate	6.53	6.96

F-24

Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying unaudited condensed consolidated balance sheets for cash and cash equivalents approximate their fair value. All of the Company’s cash that is held in bank accounts in Singapore and PRC is not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or any other similar insurance in the PRC, or Singapore.

Foreign Currency

The Company’s principal country of operations is the PRC. The accompanying consolidated financial statements are presented in US$. The functional currency of the Company is US$, and the functional currency of the Company’s subsidiaries is RMB. The consolidated financial statements are translated into US$ from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The resulting translation adjustments are recorded as a component of shareholders’ equity included in other comprehensive income. Gains and losses from foreign currency transactions are included in profit or loss. There were no gains and losses from foreign currency transactions from the inception to December 31, 2020.

	Year ended December 31,
	2020	2019

RMB: US$ exchange rate	6.84	7.01

The balance sheet amounts, with the exception of equity, December 31, 2020 and December 31, 2019 were translated at 6.53 RMB and 6.96 RMB to $1.00, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to statements of operations and comprehensive income (loss) accounts for the year ended December 31, 2020 and year ended December 31, 2019 were 6.84 RMB and 7.01 RMB to $1.00, respectively. Cash flows were also translated at average translation rates for the year and, therefore, amounts reported on the statement of cash flows would not necessarily agree with changes in the corresponding balances on the consolidated balance sheet. The transactions dominated in SGD are immaterial.

F-25

Intangible Asset

Intangible asset is software development cost of YCloud system incurred by the Company, it will be amortized on a straight line basis over the estimated useful life of 5 years.

Commitments and contingencies

On September 16, 2020 the Company entered into lease agreement for a new office space in Beijing. The term of the lease is for a (5) Five Years with first 4 months free on the 1st year of the term and 1st month free of each following years of the term. The monthly rent on the 1st year will be $54,081 with a 6% increase for each subsequent year. Total commitment for the full term of the lease will be $3,424,163.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize the rights and obligations created by leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-11, Targeted Improvements, ASU No. 2018-10, Codification Improvements to Topic 842, and ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statement of operations.

The new standard became effective April 1, 2019. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. The Company adopted the new standard on July 1, 2019 using the modified retrospective transition approach as of the effective date of the initial application. The new standard provides a number of optional practical expedients in transition. The Company elected the “package of practical expedients”, which permits entities not to reassess under the new lease standard prior conclusions about lease identification, lease classification and initial direct costs. The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements.

The most significant effects of the adoption of the new standard relate to the recognition of new ROU assets and lease labilities on our balance sheet for office operating leases and providing significant new disclosures about our leasing activities.

The new standard also provides practical expedients for an entity’s ongoing accounting. The Company has also elected the short-term leases recognition exemption for all leases that qualify. This means that the Company will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets and lease liabilities, for existing short-term leases of those assets in transition. The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for its leases. All existing leases are reported under this rule.

Under ASC 840, leases were classified as either capital or operating, and the classification significantly impacted the effect the contract had on the company’s financial statements. Capital lease classification resulted in a liability that was recorded on a company’s balance sheet, whereas operating leases did not impact the balance sheet. After the new adoption, $2,813,186 of operating lease right-of-use asset and $3,041,463 of operating lease liabilities were reflected on the Company’s December 31, 2020 financial statements.

F-26

ASU 2016-02 requires that public companies use a secured incremental browning rate for the present value of lease payments when the rate implicit in the contract is not readily determinable. We determine a secured rate on a quarterly basis and update the weighted average discount rate accordingly. Lease terms and discount rate follow:

Lease cost	In USD
Operating lease cost (included in general and admin in company’s statement of operations)	$217,821

Other information
Cash paid for amounts included in the measurement of lease liabilities for the quarter ended 12/31/2020	-
Weighted average remaining lease term-operating leases (in years)	4.67
Average discount rate - operating leases	5%

The supplemental balance sheet information related to leases for the period is as follows:
Operating leases
Long -term right-of-use assets	2,813,186
Total right-of-use assets	$2,813,186

Short-term operating lease liabilities	569,865
Long-term operating lease liabilities	2,471,598
Total operating lease liabilities	$3,041,463

Maturities of the Company’s lease liabilities are as follows:

Year ending December 31,
2021	709,227
2022	690,685
2023	733,273
2024	777,890
2025	513,088
Total lease payments	3,424,163
Less: Imputed interest/present value discount	(382,700)
Present value of lease liabilities	$3,041,463

Income Tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company has a subsidiary in Singapore and PRC. The Company is subject to tax in Singapore and PRC jurisdictions. As a result of its future business activities, the Company will be required to file tax returns that are subject to examination by the Inland Revenue Authority of Singapore and Tax Department of PRC.

F-27

Capital Structure

The Company currently has unlimited authorized shares of $0.00 par value common stock, with 305,451,498 shares issued and outstanding as of December 31, 2020.

Earnings (loss) per share

Basic net income (loss) per share of common stock attributable to common stockholders is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average shares of common stock outstanding for the period. Potentially dilutive shares, which are based on the weighted-average shares of common stock underlying outstanding stock-based awards, warrants, options, or convertible debt using the treasury stock method or the if-converted method, as applicable, are included when calculating diluted net income (loss) per share of common stock attributable to common stockholders when their effect is dilutive.

Potential dilutive securities are excluded from the calculation of diluted EPS in loss periods as their effect would be anti-dilutive.

As of December 31, 2020 and 2019, there were no potentially dilutive shares.

	2020	2019
Statement of Operations Summary Information:
Net Profit/ (loss)	$2,675,037	$(417,407)
Weighted-average common shares outstanding - basic and diluted	304,166,073	300,222,000
Net loss per share, basic and diluted	$0.01	$(0.00)

NOTE 3. REVENUE

In the business of providing technical services and solutions via a social e-commerce platform, we are committed to providing an international cloud-based intelligence system and independently developed the “YCloud” system. We aim to provide technical and auto-billing management services to micro-business online stores in China through big data analytics, machine learning mechanisms, social network recommendations, and multi-channel data analysis. Weijiafu is in charge of the client profiles. Meanwhile, all YCloud users’ information is retained within YCloud system.

We derive our revenue from service fees charged for transactions conducted through YCloud. We receive 2%-3.5% of the total Gross Merchandise Volume generated in the platform as a service fee through our agreement with Weijiafu, depending on the type of service and industry. Gross Merchandise Volume, or GMV, is a term used in online retailing to indicate a total sales monetary-value for merchandise sold through a particular marketplace over a certain time frame. We generally settle the service fee with Weijiafu within the first ten days of each calendar month.

As of year ended December 31, 2020, we generated revenues from a non-related party amounting $3,440,312 and a related party amounting $2,831,252.

F-28

NOTE 4 - CASH

As of December 31, 2020, the Company held cash in bank in the amount of $4,640,603 which consist of the following:

	December 31, 2020	December 31, 2019
Bank Deposits-China	$4,593,943	5,000,014
Bank Deposits-Singapore	46,660	1,591,114
	4,640,603	6,591,128

NOTE 5 - INTANGIBLE ASSET

Intangible asset is software development cost incurred by company, it will be amortized on a straight line basis over the estimated useful life of 5 years as follow:

December 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Useful Life (Years)

Intangible assets:
Software development	$57,143	$(11,696)	$45,447	5
Foreign currency translation adjustment	-	-	3,582
Intangible assets, net	$57,143	$(11,696)	$49,029

Amortization expense for intangible assets was $11,696 for the year ended December 31, 2020.

Expected future intangible asset amortization as of December 31, 2020 was as follows:

Fiscal years:
Remaining 2020	$49,029
2021	36,772
2022	24,515
2023	12,257

NOTE 6 - ACCOUNT RECEIVABLES

As of December 31, 2020, account receivables consist of the following:

	December 31, 2020	December 31, 2019
Account Receivables	$2,609,520	-

 Account receivables-Third parties is related to the services fee receivable from a third party customer.

F-29

NOTE 7 - NOTE RECEIVABLES

As of December 31, 2020, Note receivables consist of the following:

	December 31, 2020	December 31, 2019
Note receivables	3,097,981	-

Note receivable is related to the short-term loan of RMB 20 million (approximately of USD 3.1 million) to a third party with annual interest of 5%, which will be matured on November 4, 2021. As at December 31, 2020, the accrued interest for the loan is $33,646.

NOTE 8 - OTHER RECEIVABLES

As of December 31, 2020, other receivables is consist of rental deposit, property management fee deposit, prepaid trademark and system set up fees as follow:

	December 31, 2020	December 31, 2019
Rental deposit	230,620	-
Property management fee deposit	34,290	-
Prepaid trademark and system set up fee	3,318	-
Others	2,453	-
	270,681	-

NOTE 9 - AMOUNT DUE TO RELATED PARTIES

As of December 31, 2020, amount due to related parties consist of the following:

	As of December 31, 2020	As of December 31, 2019

Related parties payable	276,500	254,515
Related party loan	140,000	1,500,000
	$416,500	1,754,515

The related party balance of $416,500 represented an outstanding loan of $140,000 from the related company owned by Company’s director-Dai Zheng for daily business operation in Singapore, and professional expenses paid on behalf by Director of $276,500 and which consist of $224,500 advance from Dai Zheng, $42,000 advance from Li Zhuo and $10,000 from Che Kean Tat. It is unsecured, interest-free with no fixed payment term and imputed interest is consider to be immaterial.

The Company have settled related party loan of $650,000 and $710,000 in January 21, 2020 and March 2, 2020 respectively due to cost cutting in business operation in Singapore as a result of change in business plan. As of December 31, 2020, there were $140,000 of related party loan that are due to the company owned by Mr. Dai, the Chairman of the Board.

NOTE 10 - TAX PAYABLES

As of December 31, 2020, tax payable of $828,695 is consist of PRC corporate income tax at the rate of 25%, Value-added Tax of 6% and PRC Urban construction tax and levies.

F-30

NOTE 11 - OTHER PAYABLES

Other payables of $90,632 is consist of the payables of securities account set up fee and related documentation expenses.

NOTE 12 - EQUITY

The company has an unlimited number of shares of common stock authorized, and has issued 305,451,498 shares with no par value as of December 31, 2020.

On March 29, 2019, the company has issued 100,000,000 shares with no par value to thirty-three founders. On September 3, 2019, the company has issued a total 74,000 shares at $3 each to 5 non-US shareholders. The total outstanding shares has increased to 100,074,000 shares as at December 31, 2019.

In February, 2020, there are 1,666,666 shares issued at $3 per share to 2 new shareholders. On July 10, 2020, the company has issued another 26,000 shares at $3 per share to 2 new shareholders and the total outstanding shares has increased to 101,766,666 shares.

On September 15, 2020, the Wyoming Secretary of State approved the Company’s certificate of amendment to amend its Articles of Incorporation to effectuate a 3 for 1 forward stock split. The total issued and outstanding shares of the Company’s common stock has been increased from 101,766,666 to 305,299,998 shares, with the par value unchanged at zero.

On September 21, 2020, there are 151,500 shares issued at $5 per share to 303 new shareholders, the Company’s common stock issued has been increased to 305,451,498 shares as of December 31, 2020.

NOTE 13 - INCOME TAXES

The Company is subject to U.S. Federal tax laws. The Company has not recognized an income tax benefit for its operating losses in the United States because the Company does not expect to commence active operations in the United States.

UTour Pte Ltd was incorporated in Singapore and is subject to Singapore profits tax at a tax rate of 17%. Since UTour Pte Ltd had no taxable income during the reporting period, it has not paid Singapore profits taxes. UTour has not recognized an income tax benefit for its operating losses in Singapore because the Company does not expect to commence active operations in Singapore.

WeTrade Information Technology Limited (“WITL”) was incorporated in Hong Kong and is subject to Hong Kong profits tax at a tax rate of 16.5%. Since WITL had no taxable income during the reporting period, it has not paid Hong Kong profits taxes. WITL has not recognized an income tax benefit for its operating losses in Hong Kong because the Company does not expect to commence active operations in Hong Kong.

The Company is currently conducting its major operations in the PRC through Yueshang Information Technology (Beijing) Co., Ltd., Yushang Group (Hunan) Network Technology Limited and Yueshang Technology Group( Hainan) Limited, which are in accordance with the relevant tax laws and regulations and the corporate income tax rate in China is 25%.

NOTE 14 - SUBSEQUENT EVENTS

On January 25, 2021, the Company has provided a short-term loan of RMB 9 million (approximately of USD 1.38 million) to a third party with annual interest of 5%, which will be matured on November 4, 2021.

On January 27, 2021, the Company has appointed a third party software company to develop a customized YCloud system to provide auto-billing management, stock management and online payment systems for a PRC tobacco Company. The estimated total development cost of customized YCloud system will be RMB 7 million (approximately of USD 1.08 million), the company has paid RMB 4 million (approximately of USD 0.62 million) for the initial development cost on January 27, 2021.

On January 27, 2021, the Company made the payment of RMB 5 million (approximately of USD 0.77 million) for its renovation expenses of new office located in Beijing Economic and Technological Development Zone, Beijing, China. The Company is plan to move the headquarter to the above-mentioned office in July 2021.

F-31

Until __________, 2021 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

10,000,000 Shares of Common Stock

 WETRADE GROUP INC

, 2021

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$7,000
Nasdaq Listing Fee	75,000
FINRA	18,575
Legal Fees and Expenses	300,000
Accounting Fees and Expenses	150,000
Printing and Engraving Expenses	20,000
Miscellaneous Expenses	29,425
Total Expenses	$600,000

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the number of shares of common stock sold in the offering. Under the Underwriting Agreement, we will grant the underwriter a discount of 6.5% of the offering price. In addition to the underwriting discounts, we will also reimburse the underwriter for the full amount of its reasonable accountable expenses of up to $230,000, including but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Wyoming, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

For the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering.

On March 28, 2019, the Company issued 100,000,000 shares (prior to 3 for 1 forward split) of its common stock to the founders of the Company for services rendered. The issuance was exempt from registration in reliance on Section 4(a)(2) and Rule 701 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

On September 3, 2019, the Company issued a total of 74,000 shares (prior to 3 for 1 forward split) at $3.00 per share to certain non-US. Investors. The issuance was exempt from registration in reliance on Rule 701 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in the issuances of securities.

On December 26, 2019, the Company issued a total of 1,666,666 shares (prior to 3 for 1 forward split) at $3.00 per share to certain non-US. Investors. The issuance was exempt from registration in reliance on Rule 701 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in the issuances of securities.

On July 10, 2020, the Company issued a total of 26,000 shares (prior to 3 for 1 forward split) at $3.00 per share to certain non-U.S. investors. The issuance was exempt from registration in reliance on Rule 701 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in the issuances of securities.

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On September 15, 2020, the Company filed with the Wyoming Secretary of State a certificate of amendment to amend its Articles of Incorporation to effectuate a 3 for 1 forward stock split.

On September 21, 2020, the Company issued an aggregate of 151,500 shares at $5.00 per share to certain non-U.S. investors. The issuance was exempt from registration in reliance on Rule 701 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in the issuances of securities.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on August 24, 2021.

WETRADE GROUP INC.

By:	/s/ Pijun Liu
Pijun Liu
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kean Tat Che
Kean Tat Che
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pijun Liu, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Zheng Dai	Chairman of the Board	August 24, 2021
Zheng Dai

/s/ Pijun Liu	Chief Executive Officer and Director	August 24, 2021
Pijun Liu	(Principal Executive Officer)

/s/ Kean Tat Che	Chief Financial Officer, Secretary and Director	August 24, 2021
Kean Tat Che	(Principal Financial Officer and Principal Accounting Officer)

/s/ Zhuo Li	Chief Operation Officer and Director	August 24, 2021
Zhuo Li

/s/ Biming Guo	Director	August 24, 2021
Biming Guo

/s/ Daxue Li	Director	August 24, 2021
Daxue Li

/s/ Yuxing Ye	Director	August 24, 2021
Yuxing Ye

/s/ Hung Fai Choi	Director	August 24, 2021
Hung Fai Choi

/s/ Ning Qin	Director	August 24, 2021
Ning Qin

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EXHIBIT INDEX

No.	Description	Filed and Incorporated by Reference Herein:
1.1	Form of Underwriting Agreement	Exhibit 1.1 to Form S-1/A filed on June 9, 2021
3.1	Articles of Incorporation	Exhibit 3.1 to Form S-1/A (File No. 333-233165) filed on September 20, 2019
3.2	Amended and Restated Bylaws	Exhibit 3.2.1 to Form 8-K filed on September 1, 2020
4.1	Form of Common Stock Certificate	Exhibit 4.1 to Form S-1/A filed on June 9, 2021
5.1	Opinion of Ortoli Rosenstadt LLP regarding the validity of the securities being registered	Exhibit 5.1 to Form S-1/A filed on June 9, 2021
8.1	Opinion of Beijing Jintai Law Firm regarding certain PRC tax matters (including in Exhibit 99.1)
10.1	Employment Agreement by and Between Registrant and Zheng Dai	Exhibit 10.1 to Form S-1 filed on January 15, 2021
10.2	Employment Agreement by and Between Registrant and Pijun Liu	Exhibit 10.2 to Form S-1 filed on January 15, 2021
10.3	Employment Agreement by and Between Registrant and Kean Tat Che	Exhibit 10.3 to Form S-1 filed on January 15, 2021
10.4	Employment Agreement by and Between Registrant and Zhuo Li	Exhibit 21.1 to Form S-1 filed on January 15, 2021
10.5	Technical Principal Agreement between Zhuozhou Weijiafu Information Technology Limited and the Company	Exhibit 10.5 to Form S-1 filed on April 6, 2021
10.6	Technical Principal Agreement between Changtongfu Technology (Hainan) Co Limited and the Company	Exhibit 10.6 to Form S-1/A filed on June 9, 2021
10.7	Service Contract by and between the Registrant and Daxue Li	Exhibit 10.7 to Form S-1/A filed on June 9, 2021
10.8	Service Contract by and between the Registrant and Yuxing Ye	Exhibit 10.8 to Form S-1/A filed on June 9, 2021
10.9	Service Contract by and between the Registrant and Hung Fai Choi	Exhibit 10.9 to Form S-1/A filed on June 9, 2021
10.10	Service Contract by and between the Registrant and Ning Qin	Exhibit 10.10 to Form S-1/A filed on June 9, 2021
14.1	Code of Business Conduct and Ethics	Exhibit 99.6 to Form 8-K filed on September 1, 2020
21.1	List of Subsidiaries	Exhibit 21.1 to Form S-1/A filed on June 9, 2021
23.1	Consent of TAAD LLP †
23.2	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1)
23.3	Consent of Beijing Jintai Law Firm (included in Exhibit 99.1)
24.1	Power of Attorney	Included in the Signature Page of this registration statement
99.1	Opinion of Beijing Jintai Law Firm, PRC counsel to the Registrant, regarding certain PRC law matters	Exhibit 99.1 to Form S-1/A filed on June 9, 2021
99.2	Audit Committee Charter	Exhibit 99.1 to Form 8-K filed on September 1, 2020
99.3	Compensation Committee Charter	Exhibit 99.2 to Form 8-K filed on September 1, 2020
99.4	Nominating Committee Charter	Exhibit 99.3 to Form 8-K filed on September 1, 2020
99.5	Whistleblower Policy	Exhibit 99.4 to Form 8-K filed on September 1, 2020
99.6	Insider Trading Policy	Exhibit 99.5 to Form 8-K filed on September 1, 2020

†	Filed herewith.

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